                                                                     EXHIBIT 4.1

                          BAY VIEW DEPOSIT CORPORATION
                                    Depositor

                         BAY VIEW ACCEPTANCE CORPORATION
                                    Servicer

                                       and

                      ____________________________________
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Date as of ______________

                                $____________________

                            BAY VIEW _____ AUTO TRUST

                                 $____________________
         _____% Class A Automobile Receivable Pass-Through Certificates
                                       and

                                  $___________________
         _____% Class B Automobile Receivable Pass-Through Certificates

                                TABLE OF CONTENTS

                                                                                                             PAGE
ARTICLE I CREATION OF TRUST.............................................................................       1

ARTICLE II DEFINITIONS..................................................................................       1

         SECTION 2.02      Usage of Terms...............................................................      14
         SECTION 2.03      Cutoff Date and Record Date..................................................      14
         SECTION 2.04      Section References...........................................................      14

ARTICLE III CONVEYANCE OF RECEIVABLES...................................................................      14

         SECTION 3.01      Conveyance of Initial Receivables............................................      14
         SECTION 3.02      Conveyance of Subsequent Receivables.........................................      15

ARTICLE IV ACCEPTANCE BY TRUSTEE........................................................................      18

ARTICLE V INFORMATION DELIVERED TO THE RATING AGENCY....................................................      18

ARTICLE VI AGENT FOR SERVICE............................................................................      19

ARTICLE VII THE RECEIVABLES.............................................................................      19

         SECTION 7.01      Representations and Warranties of Depositor..................................      19
         SECTION 7.02      Repurchase Upon Breach.......................................................      20
         SECTION 7.03      Custody of Receivable Files..................................................      20
         SECTION 7.04      Duties of Servicer as Custodian..............................................      21
         SECTION 7.05      Instructions; Authority to Act...............................................      21
         SECTION 7.06      Custodian's Indemnification..................................................      22
         SECTION 7.07      Effective Period and Termination.............................................      22

ARTICLE VIII ADMINISTRATION AND SERVICING OF RECEIVABLES................................................      22

         SECTION 8.01      Duties of Servicer...........................................................      22
         SECTION 8.02      Collection of Receivable Payments............................................      23
         SECTION 8.03      Realization Upon Receivables.................................................      23
         SECTION 8.04      Physical Damage Insurance....................................................      24
         SECTION 8.05      Maintenance of Security Interests in Financed Vehicles.......................      24
         SECTION 8.06      Covenants of Servicer........................................................      24
         SECTION 8.07      Purchase of Receivables Upon Breach..........................................      24
         SECTION 8.08      Servicing Fee................................................................      25
         SECTION 8.09      Servicer's Certificate.......................................................      25
         SECTION 8.10      Annual Statement as to Compliance; Notice of Default.........................      25
         SECTION 8.11      Annual Independent Certified Public Account's Report.........................      26
         SECTION 8.12      Access to Certain Documentation and Information Regarding Receivables........      27
         SECTION 8.13      Servicer Expenses............................................................      27
         SECTION 8.14      Reports to Certificateholders................................................      27

POOLING AND SERVICING AGREEMENT

ARTICLE IX DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.............................................       27

         SECTION 9.01      Certificate Account..........................................................      27
         SECTION 9.02      Collections..................................................................      27
         SECTION 9.03      Purchase Amounts.............................................................      29
         SECTION 9.04      Distributions to Parties.....................................................      29
         SECTION 9.05      Advances.....................................................................      30
         SECTION 9.06      Net Deposits.................................................................      31
         SECTION 9.07      Statements to Certificateholders.............................................      31
         SECTION 9.08      Yield Supplement Agreement; Yield Supplement Account.........................      32
         SECTION 9.09      Payahead Account.............................................................      33
         SECTION 9.10      Pre-Funding Account..........................................................      33

ARTICLE X CREDIT ENHANCEMENT............................................................................      34

         SECTION 10.01     Subordination................................................................      34
         SECTION 10.02     Spread Account...............................................................      34
         SECTION 10.03     Policy.......................................................................      35

ARTICLE XI THE CERTIFICATES.............................................................................      37

         SECTION 11.01     The Certificates.............................................................      37
         SECTION 11.02     Authentication of Certificates...............................................      38
         SECTION 11.03     Registration of Transfer and Exchange of Certificates........................      38
         SECTION 11.04     Mutilated, Destroyed, Lost, or Stolen Certificates...........................      38
         SECTION 11.05     Persons Deemed Owners........................................................      39
         SECTION 11.06     Access to Agreement and List of Certificateholders' Names and Addresses......      39
         SECTION 11.07     Maintenance of Office or Agency..............................................      39
         SECTION 11.08     Book-Entry Certificates......................................................      39
         SECTION 11.09     Notices to Clearing Agency...................................................      40
         SECTION 11.10     Definitive Certificates......................................................      40

ARTICLE XII THE DEPOSITOR...............................................................................      41

         SECTION 12.01     Representations of Depositor.................................................      41
         SECTION 12.02     Merger or Consolidation of, or Assumption of the Obligations of Depositor....      43
         SECTION 12.03     Limitation on Liability of Depositor and Others..............................      44
         SECTION 12.04     Depositor May Own Certificates...............................................      44

ARTICLE XIII THE SERVICER...............................................................................      44

         SECTION 13.01     Representations of the Servicer..............................................      44
         SECTION 13.02     Indemnities of Servicer......................................................      45
         SECTION 13.03     Merger or Consolidation of, or Assumption of the Obligations of, Servicer....      47
         SECTION 13.04     Limitation on Liability of Servicer and Others...............................      47
         SECTION 13.05     Servicer Not To Resign.......................................................      47
         SECTION 13.06     Delegation of Duties.........................................................      48

POOLING AND SERVICING AGREEMENT

ARTICLE XIV DEFAULT.....................................................................................      48

         SECTION 14.01     Events of Default............................................................      48
         SECTION 14.02     Appointment of Successor.....................................................      49
         SECTION 14.03     Notification to Certificateholders...........................................      50
         SECTION 14.04     Waiver of Past Defaults......................................................      50

ARTICLE XV THE TRUSTEE..................................................................................      50

         SECTION 15.01     Duties of Trustee............................................................      50
         SECTION 15.02     Trustee's Certificate........................................................      53
         SECTION 15.03     Trustee's Assignment of Purchased Receivables................................      53
         SECTION 15.04     Certain Matters Affecting the Trustee........................................      53
         SECTION 15.05     Trustee Not Liable for Certificates or Receivables...........................      54
         SECTION 15.06     Trustee May Own Certificates.................................................      55
         SECTION 15.07     Trustee's Fees and Expenses..................................................      55
         SECTION 15.08     Eligibility Requirements for Trustee.........................................      56
         SECTION 15.09     Resignation or Removal of Trustee............................................      56
         SECTION 15.10     Successor Trustee............................................................      56
         SECTION 15.11     Merger or Consolidation of Trustee...........................................      57
         SECTION 15.12     Appointment of Co-Trustee or Separate Trustee................................      57
         SECTION 15.13     Representations and Warranties of Trustee....................................      58

ARTICLE XVI TERMINATION.................................................................................      59

         SECTION 16.01     Termination of the Trust.....................................................      59
         SECTION 16.02     Optional Purchase of All Receivables.........................................      60

ARTICLE XVII MISCELLANEOUS PROVISIONS...................................................................      60

         SECTION 17.01     Amendment....................................................................      60
         SECTION 17.02     Protection of Title to Trust.................................................      61
         SECTION 17.03     Limitation on Rights of Certificateholders...................................      63
         SECTION 17.04     Governing Law................................................................      64
         SECTION 17.05     Notices......................................................................      64
         SECTION 17.06     Severability of Provisions...................................................      64
         SECTION 17.07     Assignment...................................................................      64
         SECTION 17.08     Certificates Nonassessable and Fully Paid....................................      64
         SECTION 17.09     Counterparts.................................................................      64
         SECTION 17.10     Third Party Beneficiary......................................................      65

Exhibit A       Form of Class A Automobile Receivable Pass-Through Certificate
Exhibit B       Form of Class B Automobile Receivable Pass-Through Certificate
Exhibit C       Form of Class IC Certificate
Exhibit D       Form of Depository Agreement
Exhibit E       Form of Subsequent Transfer Assignment
Exhibit 1       Form of Trustee's Certificate
Exhibit 2       Form of Trustee's Certificate
Exhibit 3       Form of Servicer's Certificate

POOLING AND SERVICING AGREEMENT

Schedule A      Schedule of Receivables
Schedule B      Location of Receivables

Annex A         Tax Partnership Agreement

POOLING AND SERVICING AGREEMENT

         This POOLING AND SERVICING AGREEMENT, dated as of __________, is made with respect to the formation of the BAY VIEW 200__ Auto Trust, among BAY VIEW DEPOSIT CORPORATION, a Delaware corporation as depositor (the "DEPOSITOR"), BAY VIEW ACCEPTANCE CORPORATION, a Nevada corporation as servicer (the "SERVICER"), and ____________________, a ____________________ corporation, as trustee (the
"TRUSTEE").

         WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                CREATION OF TRUST

         Upon the execution of this Pooling and Servicing Agreement by the parties hereto, there is hereby created the Bay View _____ Auto Trust.

         The parties hereto intend that this Agreement be construed so as to create a partnership, for tax purposes, formed to facilitate the direct investment by Certificateholders in the assets of the Trust.

                                   ARTICLE II

                                   DEFINITIONS

         Whenever used in the Agreement (including these Standard Terms, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "ACCRUED INTEREST" means, all interest accrued on the Receivables prior to the opening of business on the day following the Cutoff Date.

                  "ADVANCE" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer is required to advance pursuant to Section 9.05.

                  "AFFILIATE" means, any wholly-owned subsidiary of Bay View Capital Corporation, a Delaware corporation.

                  "AGREEMENT" means, the Pooling and Servicing Agreement executed by the Depositor, the Servicer and the Trustee, and all amendments and supplements thereto.

                  "AMOUNT FINANCED," with respect to a Receivable, means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

                  "APPROVED RATING" means, a rating of P-1 by Moody's or A-1+ by Standard & Poor's.

POOLING AND SERVICING AGREEMENT

                  "AVAILABLE SPREAD AMOUNT" means, on any Distribution Date, the amount on deposit in the Spread Account, including any amounts retained in respect of Outstanding Advances and any income or gain from any investment before giving effect to deposits into or withdrawals from the Spread Account pursuant to Article IX.

                  "AVAILABLE FUNDS" means, the amount defined as such in Section 9.02.

                  "BOOK ENTRY CERTIFICATES" means, certificates evidencing a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 11.08; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such Certificates shall no longer be "Book-Entry Certificates."

                  "BUSINESS DAY" means, unless otherwise specified in the Agreement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or San Francisco, California, shall be authorized or obligated by law, executive order, or governmental decree to be closed.

                  "BVAC" means, Bay View Acceptance Corporation, a Nevada corporation, and its successors and assigns, other than in its capacity as Servicer.

                  "CERTIFICATE" means, either a Class A Certificate, Class B Certificate or a Class IC Certificate.

                  "CERTIFICATEHOLDER" or "HOLDER" means, the Person in whose name the respective Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Agreement, the interest evidenced by any Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage of Certificates (except the Class IC Certificate) necessary to effect any such consent, waiver, request, or demand shall have been obtained. The Depositor or the Servicer shall notify a Responsible Officer of the Trustee of a change in any Person controlling, controlled by or under common control with the Depositor or the Servicer, as the case may be. The term "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly and indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "CERTIFICATE ACCOUNT" means, the account designated as such, established and maintained pursuant to Section 9.01.

                  "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

POOLING AND SERVICING AGREEMENT

                  "CERTIFICATE PRINCIPAL BALANCE" means, at any time, the sum of the Class A Principal Balance and the Class B Principal Balance.

                  "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean, respectively, the register maintained and the registrar appointed pursuant to
Section 11.03.

                  "CLASS A CERTIFICATE" means, a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A.

                  "CLASS A CERTIFICATE FACTOR" means, a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A Principal Balance (after giving effect to any distribution of Class A Monthly Principal required to be made on such Distribution Date) by the Initial Class A Principal Balance.

                  "CLASS A CERTIFICATEHOLDER" means, the Person in whose name the respective Class A Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Depositor or the Servicer, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

                  "CLASS A MONTHLY INTEREST" means, (i) for the first Distribution Date, the product of (x) one twelfth of the Class A Pass-Through Rate multiplied by (y) the actual number of days from the Closing Date through the day before the first Distribution Date divided by 30 multiplied by (z) the Class A Principal Balance at the Closing Date and (ii) for any subsequent Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date (after giving the effect to any distribution of Class A Monthly Principal made on such immediately preceding Distribution Date).

                  "CLASS A MONTHLY PRINCIPAL" means, that portion of Monthly Principal to be distributed to Class A Certificateholders on each Distribution Date in accordance with Section 9.04; provided, however, that for the final scheduled Distribution Date, Class A Monthly Principal will be equal to the remaining outstanding principal balance of the Class A Certificate. Class A Monthly Principal will not exceed the Class A Principal Balance.

                  "CLASS A PASS-THROUGH RATE" means, _____% per annum, payable monthly at one-twelfth of the annual rate.

                  CLASS A PRINCIPAL BALANCE" means, at any time, the Initial Class A Principal Balance minus all distributions on Class A Monthly Principal made up to such time.

                  "CLASS B CERTIFICATE" means, a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit B.

                  "CLASS B CERTIFICATE FACTOR" means, a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class B

POOLING AND SERVICING AGREEMENT

Principal Balance (after giving effect to any distribution of Class B Monthly Principal required to be made on such Distribution Date) by the Initial Class B Principal Balance.

                  "CLASS B CERTIFICATEHOLDER" means, the Person in whose name the respective Class B Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Depositor or the Servicer, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

                  "CLASS B MONTHLY INTEREST" means, (i) for the First Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate multiplied by (y) the actual number of days from the Closing Date through the day before the first Distribution Date divided by 30 multiplied by (z) the Class B Principal Balance at the Closing Date and (ii) for any subsequent Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Class B Monthly Principal made on such immediately preceding Distribution Date).

                  "CLASS B MONTHLY PRINCIPAL" means, that portion of Monthly Principal to be distributed to Class B Certificateholders on each Distribution Date in accordance with Section 9.04; provided, however, that for the final scheduled Distribution Date, Class B Monthly Principal will be equal to the remaining outstanding principal balance of the Class B Certificates. Class B Monthly Principal will not exceed the Class B Principal Balance.

                  "CLASS B PASS-THROUGH RATE" means, _____% per annum, payable monthly at one-twelfth of the annual rate.

                  "CLASS B PRINCIPAL BALANCE" means, at any time, the Initial Class B Principal Balance minus all distributions of Class B Monthly Principal made up to such time.

                  "CLASS IC CERTIFICATE" means, a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit C.

                  "CLASS IC CERTIFICATE HOLDER" means, the Depositor or any Person in whose name the Class IC Certificate shall be registered in the Certificate Register.

                  "CLEARING AGENCY" means, an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "CLEARING AGENCY PARTICIPANT" means, a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING DATE" means, _______________.

POOLING AND SERVICING AGREEMENT

                  "COLLECTED INTEREST" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period.

                  "COLLECTED PRINCIPAL" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to principal relating to such Collection Period.

                  "COLLECTION PERIOD" means, (i) initially, the period from the day after the Cutoff Date to the end of the calendar month after that in which the Cutoff Date occurs and (ii) thereafter, each calendar month, until the Trust shall terminate pursuant to Article XVI.

                  "CORPORATE TRUST OFFICE" means, the office of the Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of this Agreement is located at ____________________, Attention: __________; the telecopy number for the Corporate Trust Office on the date of the execution of this Agreement is (_____) _________-_______________.

                  "CUTOFF DATE" means, individually, the Initial Cutoff Date or a particular Subsequent Cutoff Date specified as such in the Agreement.

                  "DEALER" means, the seller of a Financed Vehicle, who originated and assigned the related Receivable to BVAC under an existing agreement with the Depositor or who arranged for a loan from BVAC to the purchaser of a Financed Vehicle under an existing agreement with BVAC.

                  "DEFAULTED RECEIVABLE" means, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment was delinquent 120 days or more as of the last day of such Collection Period, (ii) the Financed Vehicle that secures the Receivable has been repossessed and liquidated, or (iii) the Servicer has determined that the Receivable is uncollectible in accordance with the Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Defaulted Receivable" shall not include any Receivable that is to be repurchased pursuant to Section 7.02 or purchased pursuant to Section 8.07 and provided further, that any Advances made pursuant to Section 9.05 shall not be considered in the determination of the delinquency status with respect to such Receivable.

                  "DEFINITIVE CERTIFICATE" means, a Certificate defined as such in Section 11.08.

                  "DELINQUENCY RATE" means, for any Collection Period, the fraction, expressed as a percentage, of which (i) the numerator is equal to the sum of the Principal Balances of all Receivables (including Receivables payable by bankrupt Obligors unless a reaffirmation or reorganization has been approved by a bankruptcy court with respect to such delinquencies on any such Receivable) other than Defaulted Receivables which are delinquent more than 60 days (as of the last day of such Collection Period) and (ii) the denominator is equal to the Pool Balance (determined as of the last day of such Collection Period).

POOLING AND SERVICING AGREEMENT

                  "DEPOSITOR" means, Bay View Transaction Corporation, a [Delaware] corporation, in its capacity as the depositor of the Receivables under the Agreement, and each successor to Bay View Transaction Corporation (in the same capacity) pursuant to Section 13.03.

                  "DEPOSITORY AGREEMENT" means, the agreement among the Depositor, the Trustee and the initial Clearing Agency in the form attached hereto as an Exhibit D.

                  "DETERMINATION DATE" means, for each Collection Period, the ____ calendar day of the following month, (or in the event such day is not a Business Day, on the next succeeding Business Day). The first Determination Date shall be _________________.

                  "DISTRIBUTION DATE" means, for each Collection Period, the _____ calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day). The first Distribution Date shall be
_________________.

                  "ELIGIBLE BANK" means, any depository institution with trust powers (including the Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (i) has a long-term unsecured debt rating of at least Baa3 from Moody's or (ii) is approved by each Rating Agency and the Insurer.

                  "ELIGIBLE INVESTMENT" means, any of the following:

                           (i) direct obligations of, and obligations the full and timely payment of principal and interest on which is fully guaranteed by, the United States of America, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                           (ii)     (A) demand and time deposits in,
         certificates of deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, in each case subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or
         (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

                           (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
         (ii)(A) above;

POOLING AND SERVICING AGREEMENT

                           (iv) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

                           (v) commercial paper having an Approved Rating at the time of such investment;

                           (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agency, provided that the Trustee shall have received written notice from the Rating Agency to the effect that the investment of funds in such a contract will not result in the reduction or withdrawal of any rating on the Certificates; and

                           (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's.

                           (viii) any other investment approved in advance in writing by the Rating Agencies and the Insurer.

                  "EVENT OF DEFAULT" means, an event specified in Section 14.01.

                  "FINANCED VEHICLE" means, a new or used automobile, light-duty truck, motorcycle, recreational vehicle, sport utility vehicle, van or van conversion, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

                  "FUNDING PERIOD" means, the period beginning on and including the Closing Date and ending on the first to occur of (i) (a) the date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Trust on such Distribution Date) is less than $100,000, (b) the date on which an Event of Default occurs, or (c) an Insolvency Event occurs with respect to the Depositor or (ii) the close of business on _____________________.

                  "HOLDER"--see "CERTIFICATEHOLDER."

                  "INITIAL CLASS A PRINCIPAL BALANCE" means, $__________.

                  "INITIAL CLASS B PRINCIPAL BALANCE" means, $__________.

                  "INITIAL CERTIFICATE PRINCIPAL BALANCE" means, the sum of the Initial Class A Principal Balance and the Initial Class B Principal Balance.

                  "INITIAL CUTOFF DATE" means, __________, 200__.

                  "INITIAL PRE-FUNDED AMOUNT" shall be $__________.

POOLING AND SERVICING AGREEMENT

                  "INITIAL RECEIVABLES" means, the Receivables which have been acquired by BVAC and ultimately sold to the Trust by the Depositor as of the date of the Agreement, and excluding the Subsequent Receivables.

                  "INSOLVENCY EVENT" with respect to a party means (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for such party in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstated and in effect for a period of 60 consecutive days; or (ii) the consent by such party to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to such party or of or relating to substantially all of its property; or such party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                  "INSURANCE AGREEMENT" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among the Depositor, the Servicer, the Trustee and the Insurer pursuant to which the Insurer issued the Policy.

                  "INSURANCE PREMIUM" means for any Distribution Date, an amount equal to the Premium, as defined in the Insurance Agreement.

                  "INSURER" means ____________________, a __________ domiciled insurance company.

                  "INTEREST ADVANCE AMOUNT" with respect to a Simple Interest Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to 30 days of interest upon the Principal Balance of such Receivable as of such date; and, with respect to a Precomputed Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to that portion of the earliest delinquent Scheduled Payment allocable to interest (using the actuarial or constant yield method).

                  "INTEREST SHORTFALL" means, as to any Simple Interest Receivable for any Collection Period, the amount, if any, by which (a) the interest payment due on such Receivable during such Collection Period exceeds
(b) the Collected Interest on such Receivable. "Interest Shortfall" with respect to a Precomputed Receivable for any Collection Period means the amount, if any, by which the portion of the Scheduled Payment due during such Collection Period allocable to interest (using the actuarial or constant yield method) exceeds the Collected Interest on such Receivable (computed using the same method and after giving effect to the withdrawal of any previously received Scheduled Payments in respect of such Receivable from the Payahead Account in accordance with Section
8.02 and 9.09 hereof).

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                                       8

                  "LIEN" means, a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

                  "LIQUIDATION PROCEEDS" means, the monies collected from whatever source, including insurance proceeds, on Defaulted Receivables, net of the sum of any amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor. "Liquidation Proceeds" with respect to a Distribution Date means such monies collected during the preceding Collection Period.

                  "MONTHLY INTEREST" means, the sum of Class A Monthly Interest and Class B Monthly Interest.

                  "MONTHLY PRINCIPAL" means, the sum of Class A Monthly Principal and Class B Monthly Principal.

                  "MONTHLY SERVICING FEE" means, for any Distribution Date, one-twelfth of the product of (a) either (i) the Certificate Principal Balance on such Distribution Date (after giving effect to any distribution of Monthly Principal made on such Distribution Date) or (ii) with respect to the first Distribution Date, the Initial Certificate Principal Balance and (b) the Servicing Rate.

                  "MOODY'S" means, Moody's Investors Service, Inc.

                  "NET LOSS RATE" means, for any Collection Period, the fraction, expressed as an annualized percentage, of which (i) the numerator is equal to (A) the sum of the Principal Balances of all Receivables that became Defaulted Receivables during such Collection Period minus (B) the Liquidation Proceeds received by the Trust during the same Collection Period, and (ii) the denominator is equal to the average of the Pool Balances determined on the last day of such Collection Period and on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the average of the Pool Balance determined on the last day of such Collection Period and the Original Pool Balance).

                  "NET PRINCIPAL POLICY AMOUNT" means the Certificate Principal Balance as of the first Distribution Date minus all amounts previously drawn on the Policy with respect to Monthly Principal.

                  "NOTE RATE" means, with respect to a Receivable, the contract rate of interest on such Receivable, exclusive of prepaid finance charges.

                  "OBLIGOR" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by the Depositor or the Servicer.

                  "OFFICERS' CERTIFICATE" means, a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the

POOLING AND SERVICING AGREEMENT
controller of BVAC, the Depositor or the Servicer, as the case may be, provided that no individual shall sign in a dual capacity.

                  "OPINION OF COUNSEL" means, a written opinion of counsel, who may be counsel to the Depositor and/or Servicer, which counsel shall be acceptable to the Trustee.

                  "OPTIONAL PURCHASE PRICE" means, the amount specified as such in Section 16.02.

                  "ORIGINAL POOL BALANCE" means, $__________.

                  "OUTSTANDING ADVANCES" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

                  "PAYAHEAD" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 8.02(b) with respect to such Receivable.

                  "PAYAHEAD ACCOUNT" means, the account designated as such, established and maintained pursuant to Section 9.09.

                  "PAYAHEAD BALANCE" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 8.02(b) and 9.09.

                  "PERSON" means, any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "POLICY" means the irrevocable Financial Guaranty Insurance Policy dated as of the Closing Date issued by the Insurer to the Trustee for the benefit of the Certificateholders and having a maximum amount available to be drawn equal to the Policy Amount.

                  "POLICY AMOUNT" means with respect to any Distribution Date, the sum of (A) the lesser of (i) the Certificate Principal Balance (after giving effect to any distribution of Available Funds to distribute Monthly Principal on such Distribution Date) and (ii) the Net Principal Policy Amount, plus (B) Monthly Interest, plus (C) the Monthly Servicing Fee.

                  "POOL BALANCE" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for the purpose of determining Monthly Principal, the Principal Balance of a Defaulted Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by the Servicer) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Defaulted Receivable or a Purchased Receivable is actually repurchased.

                  "PRE-FUNDED AMOUNT" means, the amount of deposit from time to time in the Pre-Funded Account.

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                                       10

                  "PRE-FUNDING ACCOUNT" means, the account designated as such, established and maintained pursuant to Section 9.10.

                  "PRECOMPUTED RECEIVABLE" means, any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances, the sum of monthly balances, the rule of 78's or any equivalent method.

                  "PRINCIPAL BALANCE" of a Simple Interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable. "Principal Balance" with respect to a Precomputed Receivable, as of the close of business on the Cutoff Date or the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable using the actuarial or constant yield method.

                  "PURCHASE AGREEMENT" means, the Purchase Agreement, dated as of __________ by and between the Depositor and BVAC, as amended, supplemented or modified from time to time.

                  "PURCHASE AMOUNT" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus, if an Interest Shortfall would otherwise occur that would require a withdrawal from the Spread Account in connection with the purchase or repurchase of such Receivable on such day, any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

                  "PURCHASED RECEIVABLE" means, a Receivable purchased not later than the ____ day of the month immediately following the respective Collection Period by the Servicer pursuant to Section 8.07 or repurchased not later than the Determination Date of the month immediately following the respective Collection Period by the Servicer pursuant to Section 7.02.

                  "RATING AGENCY" means, Moody's or Standard & Poor's and its successors and assigns.

                  "RATING AGENCY CONDITION" means with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to each Raging Agency) prior notice thereof and that, within 7 days of receipt of such notice, the Rating Agencies shall have notified the Depositor, the Servicer, the Insurer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Certificates.

                  "RECEIVABLE" means, any simple interest or pre-computed (add-on) interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to the Agreement.

                  "RECEIVABLE FILES" means, the documents specified in Section 7.03.

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                                       11

                  "RECEIVABLES" or "RECEIVABLES POOL" means, collectively, those Receivables conveyed to the Trust by the Depositor as of the Cutoff Date as listed in Schedule A to this Agreement and the Subsequent Receivables.

                  "RECORD DATE" means, for any Distribution Date, the last day of the preceding calendar month.

                  "RECOVERIES" means, Liquidation Proceeds received by the Servicer during the preceding calendar month on Defaulted Receivables.

                  "RECOVERIES OF ADVANCES" means, for any Collection Period, all payments received by the Servicer by or on behalf of Obligors (other than Obligors with respect to Defaulted Receivables and excluding reimbursements of Outstanding Advances on Defaulted Receivables pursuant to Sections 9.04(a)(i) and 9.05) during such Collection Period representing recoveries of Interest Shortfalls for which Advances were made for prior Collection periods.

                  "REQUIRED SPREAD AMOUNT" means, on each Distribution Date, _____% of the Certificate Principal Balance (after giving effect to any payment of Monthly Principal on such Distribution Date) but not less than $__________; provided, however, that in no event will the Required Spread Amount be greater than the Certificate Principal Balance.

                  "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "SCHEDULED PAYMENT" on a Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance and to provide interest at the Note Rate.

                  "SERVICER" means, Bay View Acceptance Corporation, a Nevada corporation, in its capacity as the servicer of the Receivables and each successor to Bay View Acceptance Corporation (in the same capacity) pursuant to
Section 13.03 or 14.02.

                  "SERVICER'S CERTIFICATE" means, a certificate completed and executed by the Servicer by its chairman of the board, its president, any vice chairman of its board, any vice president, the treasurer, or the controller of the Servicer pursuant to Section 8.09.

                  "SERVICING RATE" means, _____% per annum, payable monthly at one-twelfth of the annual rate, subject to adjustment with respect to a successor Servicer pursuant to Section 14.02.

                  "SIMPLE INTEREST RECEIVABLE" means, any Receivable which provides for equal monthly payments, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month

POOLING AND SERVICING AGREEMENT
and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made.

                  "SPREAD ACCOUNT" means, the account designated as such, established and maintained pursuant to Section 10.02.

                  "SPREAD ACCOUNT FACILITY" means, any liquidity facility or similar arrangement established pursuant to Section 10.02.

                  "SPREAD ACCOUNT SURPLUS" means, on any Distribution Date, the excess, if any, of the Available Spread Amount on such Distribution Date, after giving effect to deposits into and withdrawals from the Spread Account pursuant to Article IX on such Distribution Date, over the sum of the Required Spread Amount and Outstanding Advances on such Distribution Date (after giving effect to any payments of Monthly Principal and Monthly Interest and all amounts owing to the Insurer on such Distribution Date.

                  "STANDARD & POOR'S" means, Standard & Poor's Ratings group, a division of McGraw-Hill, Inc.

                  "STATE" mean (i) any state of the United States of America or
(ii) the District of Columbia.

                  "STATED FINAL DISTRIBUTION DATE" means, ____________ in the case of the Initial Receivables.

                  "SUBSEQUENT CUTOFF DATE" means, the date designated by the Depositor as of which particular Subsequent Receivables are conveyed to the Trust.

                  "SUBSEQUENT RECEIVABLES" means, additional Receivables which the Depositor will convey to the Trustee from time to time during the Funding Period having an aggregate value approximately equal to the Pre-Funded Amount.

                  "SUBSEQUENT TRANSFER DATE" means, a date during the Funding Period to be specified by the Depositor on which Subsequent Receivables are conveyed to the Trust.

                  "TOTAL YIELD SUPPLEMENTAL DEPOSIT" means, the amount specified as such in Schedule C hereto.

                  "TRUST" means, the trust created by the Agreement, the estate of which shall comprise the Receivables (other than Purchased Receivables) and all monies paid thereon, and all monies due thereon, including Accrued Interest, after the Cutoff Date; security interests in the Financed Vehicles; funds deposited in the Certificate Account; funds on deposit in the Pre-Funding Account; all documents contained in the Receivable Files; any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; any Liquidation Proceeds and any rights of the Depositor in proceeds from claims or refunds of premiums on any physical damage, lender's partial deductibility, credit life, disability, and hospitalization insurance policies covering Financed Vehicles or Obligors; the interest of the Depositor in recourse to Dealers relating to certain of the Receivables; the proceeds of the

POOLING AND SERVICING AGREEMENT
foregoing; and amounts on deposit from time to time in the Cash Collateral Account and the Yield Supplement Account.

                  "TRUSTEE" means, ____________________, a __________
corporation and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

                  "TRUSTEE'S CERTIFICATE" means, a certificate completed and executed by the Trustee by a Responsible Officer pursuant to Section 15.02, substantially in the form of Exhibit 1, in the case of an assignment to BVAC, and substantially in the form of Exhibit 2, in the case of an assignment to the Servicer.

                  "UCC" means, the Uniform Commercial Code as in effect in the respective jurisdiction.

                  "YIELD SUPPLEMENT ACCOUNT" means, the account designated as such, established and maintained pursuant to Section 9.08.

                  "YIELD SUPPLEMENT AMOUNT" means, on any Distribution Date, the amount set forth for such Distribution Date in Schedule C hereto.

         SECTION 2.02 USAGE OF TERMS. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including means "including without limitation."

         SECTION 2.03 CUTOFF DATE AND RECORD DATE. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

         SECTION 2.04 SECTION REFERENCES. All section references in these Standard Terms shall be to Section in these Standard Terms.

                                  ARTICLE III

                            CONVEYANCE OF RECEIVABLES

         SECTION 3.01 CONVEYANCE OF INITIAL RECEIVABLES. In consideration of the Trustee's delivery on the Closing Date to or upon the order of the Depositor of Class A Certificates in an initial aggregate principal amount of $__________ and Class B Certificates in an initial aggregate principal amount of $__________, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee in trust for the benefit of the Certificateholders and the Insurer, without recourse (subject to the obligations set forth herein):

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                                       14

                  (a) all right, title, and interest of the Depositor in and to the Initial Receivables;

                  (b) the security interest in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Depositor in such Financed Vehicles;

                  (c) any Liquidation Proceeds and any proceeds with respect to the Initial Receivables from claims on any physical damage, lenders' collateral protection, theft, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                  (d) funds deposited in the Certificate Account and the Spread Account;

                  (e)      the Pre-Funded Amount;

                  (f) all property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been or may be acquired pursuant to the liquidation of the Receivable;

                  (g)      all documents contained in the Receivable Files;

                  (h) all monies paid on the Receivables, and all monies due thereon, including Accrued Interest, after the Cutoff Date with respect to the Receivables held by the Servicer;

                  (i) all rights of the Depositor under this Pooling and Servicing Agreement and the Purchase Agreement, including without limitation a direct right to require BVAC to repurchase any Receivables as to which there has been a breach of the representations and warranties contained therein;

                  (j)      the benefits of the Policy; and

                  (k)      all proceeds of the foregoing.

                  The Depositor does hereby further assign, convey, pledge and grant a security interest in (i) any and all other right, title and interest, including any beneficial interest the Depositor may have in the Certificate Account and Spread Account and the funds deposited therein, and (ii) any proceeds of any of the foregoing, to the Trustee and for the benefit of the Certificateholders to secure amounts payable to Certificateholders as provided under this Agreement.

                  The Depositor does not convey to the Trustee any interest in any contracts with Dealers related to any "dealer reserve" or any rights to the recapture of any dealer reserve.

         SECTION 3.02     CONVEYANCE OF SUBSEQUENT RECEIVABLES

                  (a) During the Funding Period, the Depositor shall sell to the Trust, and the Trust shall purchase from the Depositor, Subsequent Receivables having an aggregate principal balance equal to the Initial Pre-Funded Amount to the extent that such Subsequent Receivables are available. During the Funding Period, on each Subsequent Transfer Date, subject to the

POOLING AND SERVICING AGREEMENT
conditions described below, the Depositor will sell and assign to the Trust, without recourse the Depositor's entire interest in the Subsequent Receivables designated by the Depositor as of the related Subsequent Cutoff Date and identified in a schedule attached to an assignment related to such Subsequent Receivables executed on such date by the Depositor. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the aggregate principal balance of the Receivables in the Trust will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables and (ii) an amount equal to the aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to the Depositor.

                  (b) Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent:

                           (i) the Depositor shall have delivered to the Trustee a duly executed written assignment in substantially the form of Exhibit E (the "SUBSEQUENT TRANSFER ASSIGNMENT"), which shall include supplements to Schedule A of the Agreement listing the Subsequent Receivables;

                           (ii) the Depositor shall have deposited in the Collection Account all collections received in respect of the Subsequent Receivables after the applicable Cutoff Date;

                           (iii) as of each Subsequent Transfer Date, the Depositor shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, nor is it aware of any pending insolvency;

                           (iv)     the Funding Period shall not have
         terminated;

                           (v) the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, shall meet the following criteria: (A) not more than _____% of the Principal Balances of the Receivables in the Trust will represent financing of used vehicles; (B) the weighted average Note Rate of the Receivables will not be less than _____%; (C) the weighted average remaining term (as of the Subsequent Cutoff Date) of the Receivables shall not be greater than _____ months; and (D) no Subsequent Receivable will have a final Scheduled Payment due later than __________;

                           (vi) each of the representations and warranties made by the Depositor pursuant to Section 7.01 shall be true and correct as of the related Subsequent Transfer Date, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                           (vii) the Depositor shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in it its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been sold to the Trustee pursuant to this Agreement and the Subsequent Transfer Assignment;

POOLING AND SERVICING AGREEMENT

                           (viii) the Depositor shall have taken any action required to maintain the first perfected ownership interest of the Trustee in the Trust property, other than causing the certificates of title with respect to the Financed Vehicles to be endorsed or otherwise amended to identify the Trustee as the new secured party;

                           (ix) no selection procedures believed by the Depositor to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                           (x)      the addition of any such Subsequent
         Receivables shall not result in a material adverse federal tax consequence to the Trust or the Certificateholders; and

                           (xi) the Depositor shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

                  (c) In addition, any such conveyance of Subsequent Receivables made on one or more Subsequent Transfer Dates occurring during any given Collection Period will also be subject to the satisfaction, on or before the Determination Date following the end of such Collection Period, of the following conditions subsequent:

                           (i) the Depositor shall have delivered to the Trustee and the Rating Agencies a statement listing the aggregate Principal Balance of the Subsequent Receivables conveyed to the Trustee during such Collection Period and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

                           (ii) the Depositor shall have delivered (x) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of, or confirming, the Opinion of Counsel, delivered to the Rating Agencies on the Closing Date and (y) to the Trustee the Opinion of Counsel required by Section 17.02(i);

                           (iii) each of the Rating Agencies shall have notified the Depositor in writing that, following the conveyance of all the Subsequent Receivables to the Trustee, the Certificates continue to be rated __________ by such Rating Agency;

                           (iv) the Depositor shall have delivered to the Trustee a letter of a firm of independent certified public accountants confirming that the conditions set forth in Section 3.02(b)(v) were satisfied with respect to those Subsequent Receivables conveyed on each such Subsequent Transfer Date; and

                           (v) the Depositor shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (c).

The Depositor covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Receivable conveyed by the Depositor to the Trustee on or prior to the date specified above, the Depositor will immediately repurchase such Subsequent

POOLING AND SERVICING AGREEMENT

Receivable at a price equal to the Purchase Amount thereof, in the manner specified in Section 7.02.

                  (d) The Depositor covenants to transfer to the Trustee, pursuant to paragraph (a) above, Subsequent Receivables with an aggregate Principal Balance equal to the Initial Pre-Funded Amount. In the event that the Depositor shall fail to deliver and sell to the Trust any or all of such Subsequent Receivables, any funds remaining in the Pre-Funding Account shall be distributed in accordance with Section 9.10 to the Certificateholders as Monthly Principal on the Distribution Date next following the end of the Funding Period; provided, however, that the foregoing shall be the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a failure of the Depositor to comply with such covenant.

                                   ARTICLE IV

                              ACCEPTANCE BY TRUSTEE

         The Trustee does hereby accept all consideration conveyed by the Depositor pursuant to Article III, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders and the Insurer, subject to the terms and provisions of this Pooling and Servicing Agreement.

                                   ARTICLE V

                   INFORMATION DELIVERED TO THE RATING AGENCY

                 (a) The Servicer hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Trustee and Insurer pursuant to Section 8.09, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of Default that it delivers to the Trustee pursuant to Section 8.10, (iii) a copy of each annual certified public accountant's report that it delivers to the Trustee pursuant to Section 8.11, (iv) a statement for each Collection Period including delinquency and loss information for the Receivables, the amount of Subsequent Receivables purchased from the Depositor and the amount of any draws on the Policy, (v) written notice of any merger, consolidation, or other succession of the Servicer, pursuant to Section 13.03, or the Depositor, pursuant to Section 17.03, (vi) a copy of each amendment to the Agreement and
(vii) any Opinion of Counsel delivered to the Trustee pursuant to Section 17.02(i).

                  (b) The Trustee and the Servicer hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each statement or notification to Certificateholders delivered pursuant to Section 9.07, 14.03 or 15.10, (ii) a copy of each annual certified public accountant's report received by the Trustee pursuant to Section 8.11, (iii) a copy of each amendment to the Agreement and (iv) a copy of the notice of termination of the Trust provided to Certificateholders pursuant to Section 16.01.

                  (c) For purposes of delivery pursuant to paragraphs (a) and (b) of this Article V, the address for the Rating Agencies are:

POOLING AND SERVICING AGREEMENT

                  Structured Finance/Asset Backed Surveillance Group Standard & Poor's Ratings Group, a division of
                  McGraw-Hill, Inc.
                  25 Broadway
                  New York, New York 10004

                  Moody's Investors Service, Inc.
                  Attention: ABS Monitoring Department
                  99 Church Street, 4th Floor
                  New York, New York 10007

                  (d) The provisions of this Article V are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Trustee to comply with any or all of the provisions of this Article V shall not constitute an Event of Default or a default of any kind under this Pooling and Servicing Agreement or make any remedy available to any Person.

                                   ARTICLE VI

                                AGENT FOR SERVICE

         The agent for service for the Depositor shall be _______________, Secretary of the Depositor. Any and all service on the agent for service of the Depositor shall be sent to Bay View Deposit Corporation, __________________.

         The agent for service for the Servicer shall be __________, President of the Servicer. Any and all service on the agent for service of the Servicer shall be sent to Bay View Acceptance Corporation, ____________________.

                                  ARTICLE VII

                                 THE RECEIVABLES

         SECTION 7.01 REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. Pursuant to Article III, the Depositor has assigned to the Trust the benefit of, and its rights respecting, the representations and warranties made to the Depositor in the Purchase Agreement as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Purchase Agreement but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

                  (a) The Depositor hereby represents and warrants to the Trustee that it has entered into the Purchase Agreement with BVAC, that BVAC has made the representations and warranties set forth therein, that such representations and warranties run to and are for the benefit of the Depositor, and that pursuant to Article III of this Agreement the Depositor has transferred and assigned to the Trustee all rights of the Depositor to cause BVAC under the Purchase

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Agreement to repurchase Receivables in the event of a breach of such representations and warranties.

                  (b) It is the intention of the Depositor that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Depositor to the Trust and that the beneficial interest in and title to the Receivables not be part of the receivership estate in the event of the appointment of a receiver for the Depositor. No Receivable has been sold, transferred, assigned, or pledged by the Depositor to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable free and clear of all liens, and, immediately upon the transfer thereof, the Trustee (for the benefit of the Certificateholders and the Insurer) shall have good and marketable title to each Receivable, free and clear of all liens and rights of others, except for the rights of the Certificateholders and the Insurer; and the transfer has been perfected under the UCC. On or prior to the Closing Date, all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

                  (c) The Depositor further represents and warrants that it shall not incur any indebtedness or issue and sell any securities directly or indirectly, unless recourse with respect to such indebtedness or securities is limited solely to the specific assets securing such indebtedness or securities, and in all events without recourse to the Receivables or Financed Vehicles.

         SECTION 7.02 REPURCHASE UPON BREACH. The Depositor, the Servicer, or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach of the representations and warranties contained in Section 7.01 or the representations and warranties contained in the Purchase Agreement, or upon the discovery that any Receivable has been materially and adversely affected because a court has determined that a Receivable secured by a Financed Vehicle registered in a state other than California is not perfected by a first priority perfected security interest in the Financed Vehicle in favor of the Trustee. This obligation shall not constitute an obligation on the part of the Trustee to actively seek to discover any such breaches. Unless the breach or failure to so perfect shall have been cured by the second Record Date following the discovery, pursuant to the Purchase Agreement, BVAC shall repurchase any Receivable materially and adversely affected by the breach as of such Record Date (or, at the BVAC's option, the first Record Date following the discovery or notice). In consideration of the purchase of the Receivable, BVAC shall remit the Purchase Amount, in the manner specified in Section 9.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the representations and warranties referred to in Section 7.01 shall be to require the BVAC to repurchase Receivables pursuant to this Section 7.02.

         SECTION 7.03 CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

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                           (i)      The original of the Receivable.

                           (ii) The original credit application fully executed by the Obligor.

                           (iii) The original certificate of title or such documents that the Depositor or Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Depositor or BVAC in the Financed Vehicle.

                           (iv) Any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

         SECTION 7.04      DUTIES OF SERVICER AS CUSTODIAN.

                  (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivables Files held by it under the Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure; provided, however, notwithstanding anything to the contrary in Section 7.03 or this Section 7.04, the Servicer shall not be required to possess the original of Receivables representing less than 2% of the Original Pool Balance until 30 days following the Closing Date.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to the Agreement, or at such other office as shall be specified to the Trustee by prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

                  (c) Release of Documents. Upon instruction from the Trustee, the servicer shall release any document in a Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

         SECTION 7.05 INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivables Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

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

         SECTION 7.06 CUSTODIAN'S INDEMNIFICATION. The Servicer, in its capacity as custodian, shall indemnify the Trust and the Trustee (which shall include, for purposes of this Section 7.06, its directors, officers, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust or the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Trustee.

         SECTION 7.07 EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section
7.07. If the Servicer shall resign in accordance with the provisions of the Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 14.01, the appointment of the Servicer as custodian may be terminated (i) by the Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld, (ii) by the Holders of Certificates evidencing not less than 25% of the Certificate Balance with the consent of the Insurer, which consent shall not be unreasonably withheld, or
(iii) by the Insurer, without the consent of the Holders of the Certificates (and, as to the rights of the Insurer under (i), (ii) or (iii), so long as the Insurer is not in default of its obligations under the Policy). The Trustee, on behalf of the Trust, may terminate the Servicer's appointment as custodian with cause at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee with the consent of the Insurer may reasonably designate.

                                  ARTICLE VIII

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 8.01 DUTIES OF SERVICER. The Servicer, for the benefit of the Trust and the Certificateholders, shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, making Advances (in the Servicer's sole discretion), responding to inquiries to Obligors or of federal, State or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly and annual statements to the Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, or the Trustee of any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Trustee shall execute

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

any documents prepared by the Servicer and delivered to the Trustee for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 8.02      COLLECTION OF RECEIVABLE PAYMENTS

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the sum shall become due and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding at the Stated Final Distribution Date, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 8.07 (unless such Receivable is otherwise being purchased pursuant to Section 16.02) as of the last day of the Collection Period immediately preceding the Stated Final Distribution Date. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

         (b) All allocations of payments with respect to a Simple Interest Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on the basis of a thirty-day month and a 360-day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a Simple Interest Receivable shall be applied first to collection fees, if any; second, to late charges, if any, accrued on such Receivable; third to the amount of interest accrued on such Receivable to the date of receipt; fourth to principal due on such Receivable; and, last, to reduce the remaining principal amount outstanding on such Receivable. All allocations of payments with respect to a Precomputed Receivable to principal and interest shall be made using the actuarial or constant yield method. Payments made by or on behalf of an Obligor, including any prior Payaheads made and added to the Payahead Balance, with respect to a Precomputed Receivable shall be applied first to overdue Scheduled Payments (including reduction of Outstanding Advances as provided in Section 9.04). Next, any excess shall be applied to the Scheduled Payment and any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if such Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

         SECTION 8.03      REALIZATION UPON RECEIVABLES.

                  (a) On behalf of the Trust the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of motor vehicle receivables which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such motor

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                                       23
vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

                  (b) Unless otherwise stated in the Agreement, the Servicer shall either purchase or liquidate each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Defaulted Receivable either (i) by the end of the Collection Period preceding the final scheduled Distribution Date during the life of the Trust or (ii) if earlier, by the end of the Collection Period during which such Receivable became a Defaulted Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the Financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards.

                  (c) With respect to any Precomputed Receivable, to the extent such Precomputed Receivable has not paid by the maturity thereof the amount equal to the related Principal Balance as of the Cutoff Date, the Servicer shall remit to the Certificate Account an amount equal to such difference.

         SECTION 8.04 PHYSICAL DAMAGE INSURANCE. The Servicer, in accordance with its customary servicing procedures, and underwriting standards shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle as of the execution of the Receivable. The Servicer shall be named as a loss payee as Servicer for the Trust on all lender's collateral protection insurance coverage obtained on the Receivables.

         SECTION 8.05 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained, and to maintain such security interest. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

         SECTION 8.06 COVENANTS OF SERVICER. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholders in the Receivables, nor shall the Servicer change the amount of the Scheduled Payment under a Receivable or change the Amount Financed under a Receivable or reduce the Note Rate of a Receivable (except if so ordered by a bankruptcy court in a proceeding concerning the Obligor).

         SECTION 8.07 PURCHASE OF RECEIVABLES UPON BREACH. The Servicer or the Trustee shall inform the other party promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 8.06. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which such breach was discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in

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                                       24

Section 9.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 8.06 shall be to require the Servicer to purchase Receivables pursuant to this Section 8.07.

         SECTION 8.08 SERVICING FEE. The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 14.02). The Servicer shall be entitled to retain from payments of principal and interest on the Receivables collected during a Collection Period an amount equal to the Monthly Servicing Fee due the Servicer in respect of the Collection Period and need not deposit such amount in the Certificate Account. The Servicer shall also be entitled to retain, and need not deposit in the Certificate Account, all late fees, prepayment charges, other administrative or collection fees or similar charges allowed by applicable law with respect to Receivables, if any, collected (from whatever source) on the Receivables. The Monthly Servicing Fee will be paid only out of the funds of the Trust and not from the Trustee's own funds. So long as BVAC or an Affiliate is the Servicer, if the Servicer fails to pay the Trustee's fees and expenses pursuant to Section 15.07, the Trustee shall be entitled to receive such amount from the Monthly Servicing Fee prior to payment thereof to the Servicer and the Servicer shall not retain from collections that portion of the Monthly Servicing Fee equal to any fees of the Trustee that are due and payable and any unpaid amount that the Servicer has received notice is due the Trustee as reimbursement for expenses.

         SECTION 8.09 SERVICER'S CERTIFICATE. On the Determination Date following each Collection Period, the Servicer shall deliver to the Trustee and the Insurer a Servicer's Certificate substantially in the form of Exhibit 3 attached hereto containing all information necessary to make the distributions pursuant to Section 9.04 for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 9.07, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by the Depositor and purchased by the Servicer, (C) with respect to Precomputed Receivables, the net deposit from the Certificate Account to the Payahead Account or the net withdrawal from the Payahead Account to the Certificate Account required for the Collection Period in accordance with Section 9.09, and in the case of a net withdrawal, the Monthly Interest and Monthly Principal reported on such Servicer's Certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively, in accordance with this Agreement, (D) current and cumulative information respecting (i) delinquent Receivables that are 30, 60, and 90 days past due, and (ii) charge-offs, the number of repossessions of Financed Vehicles during the preceding Collection Period, number of unliquidated repossessed Financed Vehicles, gross and net losses on the Receivables, and recoveries on charged off Receivables; and (E) and each other item listed in
Section 9.04 hereof reasonably requested by the Rating Agency or the Insurer in order to monitor the performance of the Receivables. Receivables purchased by the Servicer as of the last day of such Collection Period shall be identified by the Servicer account number with respect to such Receivable (as specified in Schedule A to the Agreement).

         SECTION 8.10      ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

                  (a) The Servicer shall deliver to the Trustee, on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Closing Date, an

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

Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in case of the initial such Officer's Certificate, the period from the Closing Date to and including the date of such Officer's Certificate) and of its performance under the Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the Report referred to in Section 8.11 may be obtained by any Certificateholder at its own expense by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) The Servicer shall deliver to a Responsible Officer of the Trustee, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (i) or (ii) of Section
15.01. The Depositor or the Servicer shall deliver to a Responsible Officer of the Trustee and the Insurer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (ii) of Section 14.01.

         SECTION 8.11 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNT'S REPORT. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, to deliver to the Trustee on or before April 30 of each year concerning the 12-month period ended December 31 of such year (or shorter period since the date of Agreement), beginning on the first April 30 that is at least six months after the Closing Date, a report addressed to the Board of Directors of the Servicer and to the Trustee, to the effect that such firm has reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to new or used automobile, light-duty truck, motorcycle, recreational vehicle, sport utility vehicle, van, and van conversion loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light-duty truck, motorcycle, recreational vehicle, sport utility vehicle, van or van conversion loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

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

         SECTION 8.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Certificateholders access to the Receivables Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.12.

         SECTION 8.13 SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Certificateholders.

         SECTION 8.14 REPORTS TO CERTIFICATEHOLDERS. The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any certificate described in Section 8.09, or the annual statement described in Section 8.10, or the annual report described in Section 8.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

                                   ARTICLE IX

                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

         SECTION 9.01 CERTIFICATE ACCOUNT. The Servicer, on behalf of the Trust, shall establish the Certificate Account with an Eligible Bank as a segregated trust account in the name of the Trust for the benefit of Certificateholders with the Corporate Trust Office of the Trustee. The Servicer shall direct the Trustee to invest the amounts in the Certificate Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Distribution Date and to hold such Eligible Investments to maturity. The Trustee shall (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Trustee or registered in the name of the Trustee and (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Trustee.

         SECTION 9.02      COLLECTIONS

                  (a) The Servicer shall remit to the Certificate Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds, both as collected during the Collection Period net of Monthly Servicing Fees and administrative fees allowed to be retained by the Servicer pursuant to Section 8.08 and net of charge backs (attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws) not later than the second Business Day following the Business Day on which such amounts are

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

received by the Servicer. Notwithstanding the foregoing, for so long as (a) BVAC or an Affiliate remains the Servicer, (b) no Event of Default shall have occurred and be continuing and (c)(1) BVAC (or an Affiliate succeeding BVAC as Servicer) maintains a short-term rating of at least A-1 by Standard & Poor's and P-l by Moody's (and for five Business Days following a reduction in either such rating) or (2) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with) and the prior written consent of the Insurer (not to be unreasonably withheld) shall have been obtained, BVAC, as Servicer, or an Affiliate with the consent of the Insurer, may remit all such payments and Liquidation Proceeds with respect to any Collection Period to the Certificate Account on a less frequent basis, but in no event later than the Determination Date immediately preceding each Distribution Date. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account on or before the Determination Date.

                  (b) On each Determination Date, the Servicer shall determine (a) the amount of payments on all Receivables and all Liquidation Proceeds received during such Collection Period, the Yield Supplement Amount for the related Distribution Date, the amount of Advances for such Collection Period, and the Purchase Amount for all Receivables purchased or repurchased with respect to such Collection Period which have been deposited in the Certificate Account (net of amounts required to be paid pursuant to Section 9.04(d), excluding investment income on all such amounts, and not including amounts required to be paid pursuant to Sections 7.02, 8.07, and 9.05 but not so paid) (the "AVAILABLE FUNDS"), and (b) the amount of funds necessary to make the distributions required pursuant to Section 9.04(a)(i) through (viii), on the next Distribution Date. The Servicer shall by a Servicer's Certificate notify the Trustee of such amounts by telecopy to the Corporate Trust Office at the number specified in the Agreement (or such other number as the Trustee may from time to time provide), followed promptly by mailing such notice to the Trustee at the Corporate Trust Office and the Insurer. The Trustee, or the Servicer on its behalf, shall (x) on each Distribution Date withdraw from the Yield Supplement Account the Yield Supplement Amount for such Distribution Date, (y) on any Distribution Date on which there are not sufficient Available Funds to make the distributions required pursuant to Section 9.04(a)(i) through (ix), withdraw from the Spread Account, to the extent of the Available Spread Amount, an amount equal to such deficiency and (z) promptly deposit such amount in the Certificate Account. If such deficiency exceeds the Available Spread Amount, the Trustee shall promptly (and in any event not later than 1:00 p.m., New York City time, on the Business Day preceding the Distribution Date) deliver a notice for payment to the Insurer with respect to the Policy (a "Notice of Claim"). The Insurer is required pursuant to Section 10.03 and the terms of the Policy to pay the amount of such excess deficiency of Monthly Interest and Monthly Principal, up to the Policy Amount.

                  (c) The Trustee shall deposit in the Certificate Account all amounts received pursuant to Article III of the Agreement and any funds received by the Trustee in respect of funds drawn under the Policy from the Insurer.

                  (d) If the Available Funds for a Distribution Date are insufficient to pay current and past due Insurance Premiums on the Policy, or any amounts owing to the Insurer pursuant to the Insurance Agreement including, without limitation, reimbursements, indemnities, fees and expenses, plus accrued interest thereon, to the Insurer, the Servicer shall notify the

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Trustee of such deficiency, and the applicable Available Spread Amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency in Monthly Interest or Monthly Principal) shall be available to cover such deficiency.

         SECTION 9.03 PURCHASE AMOUNTS. Not later than the fifth day of the calendar month, the Servicer shall remit to the Certificate Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 7.02 and 8.07.

         SECTION 9.04      DISTRIBUTIONS TO PARTIES.

                  (a) On each Distribution Date, the Trustee shall apply or cause to be applied the Available Funds in the Certificate Account for the prior Collection Period, plus any amounts withdrawn from the Spread Account, Pre-Funding Account and the Policy pursuant to Section 9.02, to make the following distributions in the listed order of priority:

                           (i) The aggregate amount of Outstanding Advances on all Receivables that became Defaulted Receivables during the prior Collection Period, to the Servicer;

                           (ii) To the extent not previously distributed to the Servicer, the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer;

                           (iii) Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders;

                           (iv) Class B Monthly Interest, including any overdue Class B Monthly Interest, to the Class B Certificateholders;

                           (v) Class A Monthly Principal, including any overdue amounts, to the Class A Certificateholders;

                           (vi) Class B Monthly Principal, including any overdue amounts, to the Class B Certificateholders;

                           (vii) The Insurance Premium, including any overdue Insurance Premium, plus accrued interest thereon at the rate provided in the Insurance Agreement, the aggregate amount of all unreimbursed draws made on the Policy in respect of Monthly Interest and Monthly Principal and any other amounts payable to the Insurer under the Insurance Agreement, plus accrued interest thereon at the rate provided in the Insurance Agreement, to the Insurer;

                           (viii) The amount of recoveries of Advances, to the Servicer (to the extent not applied pursuant to (i) above on or prior to such Distribution Date);

                           (ix) The balance for deposit into the Spread Account. The rights of the Class IC Certificateholder to receive distributions from the Spread Account are described in Sections 10.02(e) and (f).

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                  (b)      (i)      Notwithstanding the foregoing, if the
Servicer exercises its option to purchase the remaining corpus of the Trust on any Distribution Date pursuant to Section 16.02, the following shall apply: (a) the Available Funds and amounts drawn on the Policy in respect only of Monthly Interest and Monthly Principal with respect to the immediately preceding Distribution Date as determined in accordance with Section 9.02 and 9.04 shall be distributed to Certificateholders on such Distribution Date; (b) the Policy will not be available to pay any shortfall of Monthly Interest or Monthly Principal after a disposition of the Receivables pursuant to Section 16.02; and
(c) the Optional Purchase Price and any remaining assets of the Trust shall be distributed to Certificateholders on such Distribution Date based on their Adjusted Capital Accounts (as defined in Section 6(c)(iv) of Annex A attached hereto) in accordance with Section 6(b)(iii) and Section 9 of Annex A attached hereto.

                           (ii) In making such distributions the Trustee shall be entitled to rely upon (without investigation, confirmation or recalculation) all information and calculations contained in the Servicer's Certificate delivered to the Trustee pursuant to Section
         8.09 hereof.

                           (iii) All monthly distributions shall be made by check mailed to each Certificateholder or record on the preceding Record Date at its address appearing on the Certificate Register, except that with respect to Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Notwithstanding the foregoing, the final payment on each Certificate shall be made only against presentation and surrender of the Certificate at the office or agency then maintained by the Trustee in accordance with Section 11.07.

                  (c) On each Distribution Date, the Trustee shall remit to the Servicer all investment income earned through the last day of the preceding Collection Period on amounts held from time to time in the Certificate Account.

                  (d) On each Distribution Date, if the Servicer has reported to the Trustee in the Servicer's Certificate for any Collection Period that an Obligor or an Obligor's representative or successor successfully shall have asserted a claim or defense under bankruptcy law or similar laws for the protection of creditors generally (including the avoidance of a preferential transfer under bankruptcy law) that results in a liability of the Trust to such Obligor for monies previously collected and remitted to the Trustee and not otherwise netted against collections pursuant to Section 9.02, the Trustee shall make all payments in respect of such claims or defenses out of the amounts on deposit in the Certificate Account with respect to such Collection Period before making the distributions required by paragraph (a) of this Section 9.04.

                  (e) If the Servicer has failed to provide the Trustee with the notice required pursuant to Section 9.02, the Trustee may calculate Monthly Interest and apply funds, if any, in the Certificate Account as of the last day of the Collection Period, to make a distribution of Monthly Interest to the Certificateholders.

         SECTION 9.05 ADVANCES (a) As of the last day of the initial Collection Period, the Servicer shall advance funds equal to the excess, if any, of Monthly Interest due in respect of the

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initial Collection Period, over the Collected Interest for such Collection
Period; and (b) as of the last day of each Collection Period, the Servicer shall advance funds in the amount of the Interest Advance Amount (or such other amount as the Servicer shall reasonably determine to cover an Interest Shortfall) with respect to each Receivable that is delinquent for more than 30 days, in each such case, to the extent that the Servicer, in its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each Receivable, the Advance paid pursuant to this Section 9.05 shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account by the related Determination Date.

         If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivables shall be reduced accordingly.

         SECTION 9.06 NET DEPOSITS. For so long as BVAC or an Affiliate is the Servicer, BVAC (or an Affiliate succeeding BVAC as Servicer with the consent of the Insurer) (in whatever capacity) may make the remittances with respect to any Distribution Date pursuant to Section 9.02 above, net of amounts to be distributed to itself or its delegee under Section 13.06 (also in whatever capacity) pursuant to Section 9.04, if it determines pursuant to Section 13.02 that there is no deficiency in Available Funds for such Distribution Date. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed.

         SECTION 9.07 STATEMENTS TO CERTIFICATEHOLDERS. On each Distribution Date, the Trustee shall include with each distribution to the Certificateholders and shall mail to the Rating Agency a statement, based on information in the Servicer's Certificate furnished to the Trustee by the Servicer pursuant to Section 8.09, setting forth for the Collection Period relating to such Distribution Date the following information (which in the case of items (i), (ii), (iii), (iv) and (x) shall be based on a Certificate in a principal amount of $1,000):

                           (i) the amount of the aggregate distribution that constitutes Class A Monthly Interest;

                           (ii) the amount of the aggregate distribution that constitutes Class B Monthly Interest;

                           (iii) the amount of the aggregate distribution that constitutes Class A Monthly Principal;

                           (iv) the amount of the aggregate distribution that constitutes Class B Monthly Principal;

                           (v) the Class A Principal Balance (after giving effect to any distribution of Monthly Principal made on such Distribution Date) on which Class A Monthly Interest will be calculated on the next succeeding Distribution Date;

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                           (vi)     the Class B Principal Balance (after giving
         effect to any distribution of Monthly Principal made on such Distribution Date) on which Class A Monthly Interest will be calculated on the next succeeding Distribution Date;

                           (vii)    the Class A Certificate Factor;

                           (viii)   the Class B Certificate Factor;

                           (ix)     the remaining Available Spread Amount;

                           (x) the sum of the Monthly Servicing Fee and the Required Spread Amounts;

                           (xi) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount; and

                           (xii) for the Distribution Date on which (or immediately following the date on which) the Funding Period ends, the amount, if any, remaining in the Pre-Funded Account after the purchase of all Subsequent Receivables.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in clauses (i), (ii), (iii), (iv), and (x) for such calendar year, as applicable to such Person, or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, unless substantially comparable information has been provided to such Certificateholder, for the purposes of such Certificateholder's preparation of federal income tax returns. To the extent required by applicable law, the Servicer shall prepare or cause to be prepared and the Trustee shall sign the tax returns of the Trust Fund and shall file such returns and such of the above information with the Internal Revenue Service and furnish such information to Certificateholders as may be required by such returns.

         SECTION 9.08 YIELD SUPPLEMENT AGREEMENT; YIELD SUPPLEMENT ACCOUNT. On or before the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of the Bank or an Eligible Bank referred to herein as the "YIELD SUPPLEMENT ACCOUNT." The Depositor shall deposit an amount equal to the Total Yield Supplement Account on or before the Closing Date. The Yield Supplement Account shall be maintained in the name of the Trustee as Trustee for the Certificateholders. The Yield Supplement Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and the Servicer, as their respective interest may appear herein; provided, however, that the interest of the Servicer shall be subordinated to the interest of the Certificateholders as provided herein. On each Distribution Date, the Trustee shall distribute to the Servicer any investment earnings on amounts in the Yield Supplement Account received by the Trustee prior to such day and withdraw and apply the Yield Supplement Amount as provided in Section 9.02. Upon the termination of the Trust, the Trustee shall distribute any amounts remaining in the Yield Supplement Account to the Servicer. Funds on deposit in the Yield Supplement Account shall be invested in Eligible Investments in the same manner and

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

subject to the same requirements and limitations as the investment of funds in the Certificate Account pursuant to Section 9.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, that such limitation shall apply only with respect to Eligible Investments in an amount equal to the Yield Supplemental Amount for such Distribution Date. For purposes of determining the availability of funds or the balance in the Yield Supplement Account for any reason, investment earnings on such funds shall not be deemed to be available or on deposit in the Yield Supplement Account.

         SECTION 9.09 PAYAHEAD ACCOUNT. The Servicer shall establish the Payahead Account in the name of the Trustee on behalf of the Obligors. The Payahead Account shall be a segregated interest bearing trust account established with the Trustee or an Eligible Bank. Amounts in the Payahead Account shall be invested in Eligible Investments that mature not later than the Distribution Date next succeeding such investment. The Payahead Account is not property of the Trust. Investment income or interest earned on the Payahead Account shall be remitted to the Servicer at least monthly, or as frequently as the Servicer may reasonably request. On or prior to each Distribution Date, the Servicer shall transfer or the Trustee (as instructed in the Servicer's Certificate) shall transfer (a) from the Collection Account to the Payahead Account, in immediately available funds, all Payaheads received by the Servicer and previously deposited into the Certificate Account during the Collection Period as described in Section 9.02; and (b) from the Payahead Account to the Collection Account, in immediately available funds, the aggregate amount of previously deposited Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Section 8.02(b), each in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer between the Payahead Account and the Collection Account may be made. Any amount deposited in the Payahead Account shall not constitute Available Funds under Section 9.02. Any amount deposited to the Certificate Account from the Payahead Account pursuant to Section 9.09(b) shall be included in Available Funds under Section 9.02.

         SECTION 9.10      PRE-FUNDING ACCOUNT

         (a) On or before the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of an Eligible Bank referred to herein as the "PRE-FUNDING ACCOUNT." The Depositor shall deposit an amount equal to the Initial Pre-Funded Amount into the Pre-Funding Account on or before the Closing Date. The Pre-Funding Account shall be maintained in the name of the Trustee as trustee for the Certificateholders. Funds on deposit in the Pre-Funding Account shall be invested in Eligible Investments in the same manner and subject to the same limitation as the investment of funds in the Certificate Account pursuant to Section 9.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, that such limitation shall apply only with respect to Eligible Investments in an amount equal to the amount required to be distributed from such Pre-Funding Account on such Distribution Date. The Pre-Funding Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and the Servicer, as their respective interests may appear herein; provided, however, that the interest of the Servicer shall be subordinated to the interests of the Certificateholders as provided herein.

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         (b)      On the Closing Date, the Sellers will deposit the Initial
Pre-Funded Amount in the Pre-Funding Account. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Depositors upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

         (c) If (i) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) or (ii) the Pre-Funded Amount has been reduced to $100,000 or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date or Determination Date pursuant to paragraph (b) above, the Servicer shall instruct the Trustee to withdraw any remaining amounts from the Pre-Funding Account and to deposit such amounts to the Certificate Account for distribution as principal of the Receivables on such Distribution Date.

                                   ARTICLE X

                               CREDIT ENHANCEMENT

         SECTION 10.01 SUBORDINATION. The rights of the Class B Certificateholders to receive distributions in respect to the Class B Certificates on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates to the extent described in Section 9.04.

         SECTION 10.02     SPREAD ACCOUNT.

                  (a) On or prior to the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of an Eligible Bank, referred to herein as the "SPREAD ACCOUNT." The Spread Account shall be maintained in the name of the Trustee as trustee for the Certificateholders. The Spread Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and the Insurer, as their respective interests may appear herein; provided, however, that the interest of Insurer and the Class IC Certificateholder shall be subordinated to the interests of the Class A Certificateholders and the Class B Certificateholders as provided herein and provided further, that the interests of the Class B Certificateholders shall be subordinated to the interests of the Class A Certificateholders.

                  (b) Funds on deposit in the Spread Account shall be invested in Eligible Investments in the same manner and subject to the same requirements and limitations as the investment of funds in the Certificate Account pursuant to Section 9.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, no such limitation on the maturity of Eligible Investments shall apply if the Trust obtains the benefit of a liquidity facility or similar arrangement with respect to funds in the Spread Account (a "SPREAD ACCOUNT FACILITY") and Standard & Poor's and Moody's confirm in writing that the rating of the Certificates will not be lowered or

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

withdrawn as a result of eliminating or modifying the limitation on the maturity of Permitted Investments in respect of the Spread Account. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Agreement, investment earnings on such funds shall be deemed to be available or on deposit only to the extent that the aggregate of such amounts, plus the funds on deposit in the Spread Account, do not exceed the Required Spread Amount.

                  (c) If on any Distribution Date the amount of Available Funds is insufficient to make the distributions required by Section 9.04(a)(i) through (viii), the Trustee shall withdraw or cause to be withdrawn from the Spread Account and deposited in the Certificate Account the lesser of (i) the entire Available Spread Amount and (ii) the amount necessary to make up such deficiency.

                  (d) On each Distribution Date, all distributions made pursuant to Section 9.04(a)(ix) shall be deposited into the Spread Account.

                  (e) If the amount on deposit in the Spread Account, after giving effect to the distributions set forth in Section 9.04 (including, without limitation, payment of amounts due and owing to the Insurer) is greater than the sum of the Required Spread Amount and the amount of Outstanding Advances on such Distribution Date, the amount of such excess shall be distributed first to pay any Outstanding Advances, and then to the Class IC Certificateholder. Amounts properly distributed to the Class IC Certificateholder pursuant to this Section, either directly without deposit in the Spread Account or from excess amounts in the Spread Account shall be deemed released from the Trust and from any security interest of the Trustee or the Insurer.

                  (f) Upon the termination of this Agreement, amounts remaining in the Spread Account, after payment of any amounts due and owing to the Class A Certificates and Class B Certificates and to the Insurer, shall be distributed to the Class IC Certificateholder and such amounts shall not be subject to any claims or rights of the other Certificateholders.

         SECTION 10.03     POLICY.

         (a) The Insurer is required under the terms of the Policy to pay Monthly Interest and Monthly Principal on any Payment Date up to the Policy Amount in the event of any deficiency of Available Funds to pay such amounts (after permitted reimbursements of related Outstanding Advances and payment of the related Monthly Servicing Fee) not covered by amounts withdrawn from the Spread Account, as determined pursuant to Section 9.02 (the amount of such shortfall being hereinafter referred to as the "Policy Claim Amount") to the Trustee for credit to the Certificate Account on the later of (a) 12:00 noon, New York City time, on the applicable Distribution Date and (b) 12:00 noon, New York City time, on the Business Day immediately succeeding presentation to the Insurer of the Trustee's demand therefor. Any demand for payment pursuant to
Section 9.02 to the Insurer received by the Insurer on a Business Day after 1:00 p.m., New York City time, or on any day that is not a Business Day, will be deemed to be received by the Trustee at 9:00 a.m., New York City time, on the next Business Day. The Trustee hereby agrees on behalf of the Certificateholders (and each Certificateholder, by its acceptance of its Certificate, hereby agrees) for the benefit of the Insurer that the Trustee shall recognize that to the extent the Insurer makes a payment under the Policy, either directly or

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indirectly (as by paying through the Trustee), to the Certificateholders, the
Insurer will be entitled to be subrogated to the rights of the Certificateholders to the extent of such payments under the Policy. Any rights of subrogation acquired by the Insurer as a result of any payment made under the Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Certificates pursuant to Section 9.04 hereof.

         (b) The Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Policy Claim Amount from the Insurer and (ii) deposit the same in the Certificate Account for distribution to the Certificateholders solely in accordance with the terms of the Policy. Any and all Policy Amounts disbursed by the Trustee from claims made under the Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Certificates, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Certificates by or on behalf of the Insurer, each Certificateholder shall be deemed without further action, to have directed the Trustee to assign to the Insurer all rights to the payment of interest or principal with respect to the Certificates which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Certificates to the extent that it has made payment pursuant to the Policy. Notwithstanding the foregoing, the order of priority of payments to be made pursuant to Section 9.04
(a) shall not be modified by this Section 10.03.

         (c) The Trustee shall keep a complete and accurate record of all funds received by it from the Insurer, amounts deposited by the Trustee into the Certificate Account and the allocation of such funds to payment of interest on and principal paid in respect of any Certificate. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

         (d) The Trustee shall be entitled, but not obligated, to enforce on behalf of the Certificateholders the obligations of the Insurer under the Policy. Notwithstanding any other provision of this Agreement, the Certificateholders are not entitled to institute proceedings directly against the Insurer.

         (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Scheduled Payment (as defined in the Policy) paid on a Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Insurer, shall comply with the provisions of the Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Certificate by mail that, in the event that any Certificateholder's payment is so recoverable, such Certificateholder will be entitled to payment pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Insurer its records evidencing the payments of principal and interest on Certificates, if any, which have been made by the Trustee and subsequently recovered from Certificateholders, and the dates on which such payments were made. Pursuant to the terms of the Policy, the Insurer will make such payment on behalf of the Certificateholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Policy) and not to the Trustee or any Certificateholder

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

directly (unless a Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trustee for distribution in accordance with the instructions to be provided by the Insurer, to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer).

         (f) Each Notice of Claim shall provide that the Trustee, on its behalf and on behalf of the Certificateholders, thereby appoints the Insurer as agent and attorney-in-fact for the Trustee and each Certificateholder in any legal proceeding with respect to the Certificates. The Trustee shall promptly notify the Insurer of any proceeding or the Institution of any action (of which a Responsible Officer of the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Amount") of any distribution made with respect to the Certificates. Each Holder, by its purchase of Certificates, and the Trustee hereby agree that the Insurer may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation,
(i) the direction of any appeal of any order relating to any Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 10.03(a) and (b), the Insurer shall be subrogated to, and each Certificateholder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Certificateholder in the conduct of any proceeding with respect to a Preference Amount, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Amount. Any right of the Insurer to receive payments in respect of the subrogation resulting from payments made pursuant to the Policy shall be subject in every case to (i) the priority of payment set forth in
Section 9.04(a) and (ii) the prior payment in full to Certificateholders of all payments by the Policy that are then due.

         (g) The Trustee shall surrender the Policy to the Insurer for cancellation upon its expiration in accordance with the terms thereof and payment of all amounts due thereunder.

                                   ARTICLE XI

                                THE CERTIFICATES

         SECTION 11.01 THE CERTIFICATES. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof; provided, however, that one of each Class A Certificate and Class B Certificate may be issued in a denomination that represents any residual amount and that such Certificate shall be retained by the Depositor. The Class IC Certificate shall be issued in the form of one or more Certificates and shall initially be issued to the Depositor. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the

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authentication and deliver of such Certificates or did not hold such offices at the date of such Certificates.

         SECTION 11.02 AUTHENTICATION OF CERTIFICATES. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Depositor, in authorized denominations, pursuant to the Agreement. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the forms of Certificate attached as Exhibits to the Agreement, executed by a Responsible Officer of the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 11.03 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 11.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee, provided, however, that registration of transfer of the Class IC Certificate may not be effected unless the Trustee receives an Opinion of Counsel, reasonably satisfactory to it, to the effect that such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         SECTION 11.04 MUTILATED, DESTROYED, LOST, OR STOLEN CERTIFICATES. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar or the Trustee such security or indemnity as

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

may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this
Section 11.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 11.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

         SECTION 11.05 PERSONS DEEMED OWNERS. Prior to registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 9.04 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 11.06 ACCESS TO AGREEMENT AND LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the Certificate Principal Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such applications, afford such applicants access during normal business hours to the current list of Certificateholders. The Trustee shall also allow any Certificateholder, upon request, to examine a copy of this Agreement at its Corporate Trust Office during regular business hours. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 11.07 MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 11.08 BOOK-ENTRY CERTIFICATES. The Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Certificates shall initially be registered on the Certificate

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

Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate interest in the Certificates, except as provided in Section 11.10. Unless and until definitive, fully registered Certificates ("DEFINITIVE CERTIFICATES") have been issued to Certificate Owners pursuant to Section 11.10:

                           (i) the provisions of this Section 11.08 shall be in full force and effect;

                           (ii) the Depositor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates) as the authorized representatives of the Certificate Owners (requests and directions from, and votes of, such representatives shall not be considered inconsistent if they are made with respect to different Certificate Owners);

                           (iii)    to the extent that the provisions of this
         Section 11.08 conflict with any other provisions of this Agreement, the provisions of this Section 11.08 shall control; and

                           (iv) The rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 11.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants.

         SECTION 11.09 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 11.10, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

         SECTION 11.10 DEFINITIVE CERTIFICATES. The Class IC Certificate will be issued initially in fully registered, certificated form. If (i)(A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Certificate Principal Balance advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the

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

Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed on or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 11.11 THE TAX PARTNERSHIP AGREEMENT Each of the Class A Certificateholders, Class B Certificateholders and the Class IC
Certificateholder agrees to be bound by the terms of the Tax Partnership Agreement attached hereto as Annex A.

                                   ARTICLE XII

                                  THE DEPOSITOR

         SECTION 12.01 REPRESENTATIONS OF DEPOSITOR. The Depositor makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trust.

                           (i)      Organization and Good Standing. The
         Depositor shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

                           (ii) Due Qualification. The Depositor shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except when the failure to so qualify would not materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates.

                           (iii) Power and Authority. The Depositor shall have the power and authority to execute and deliver this Agreement and to carry out its terms, the Depositor shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Depositor by all necessary corporate action.

                           (iv) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Depositor; and shall evidence a legal, valid, and binding obligation of the Depositor enforceable in accordance with its terms, except as

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

         enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                           (v) No Violation. The consummation of the s contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement, or other instrument to which the Depositor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Depositor's knowledge, any order, rule, or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                           (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the s contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

                           (vii) Original Number of Scheduled Payments. Each Initial Receivable shall have not less than 12 nor greater than _____ monthly payments scheduled at origination;

                           (viii) Remaining Maturity of Receivables. Each Initial Receivable shall have a remaining maturity of not more than _____ months.

                           (ix) Minimum Note Rate. Each Initial Receivable shall have a contract rate of interest (exclusive of prepaid finance charges) equal to or greater than _____% (which, as supplemented by amounts available from the Yield Supplement Account, is equal to or greater than the sum of the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and the Servicing
         Rate) and less than or equal to _____%;

                           (x) Weighted Average Maturity. The Initial Receivables shall have a scheduled weighted average maturity of not more than _____ months.

                           (xi) Scheduled Payments. Each Initial Receivable shall be not more than 30 days overdue as of the Cutoff Date;

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

                           (xii) Interest Method. Each Receivable shall be Simple Interest Receivable or shall be a Precomputed Receivable;

                           (xiii) State of Origination. Each Receivable shall have been originated in the States of [Arizona, California, Colorado, Illinois, New Mexico, Nevada, Oregon or Texas];

                           (xiv) Latest First Payment Date. No Initial Receivable shall have had a first payment due after __________;

                           (xv) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto;

                           (xvi) Composition of Initial Receivables. Each and every Initial Receivable listed on Schedule A hereto shall arise from loans originated only on automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles, vans or van conversions, at least _____% of which (securing at least _____% of the Receivables by principal balance) are new vehicles;

                           (xvii) Marking Records. By the Closing Date, the Depositor will have caused the portions of the electronic ledger or similar computer records relating to the Initial Receivables conveyed by it to the Trust hereunder to be clearly and unambiguously marked to show that such Initial Receivables constitute part of the Trust in accordance with the terms of the Trust created hereunder; and

                           (xviii) Precomputed Receivables. Each Precomputed Receivable, in the event of prepayment, provides for a prepayment amount that fully pays the Principal Balance of such Receivables and includes a full month's interest, in the month of prepayment, at the Note Rate.

         SECTION 12.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF DEPOSITOR. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Depositor's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under the Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to the Agreement; provided, however, that (i) immediately after giving effect to such , no representation or warranty made pursuant to Section 7.01 shall have been breached and no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 12.02 and that all conditions precedent, if any, provided for in the Agreement relating to such have been complied with and
(iii) the Depositor shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and

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

protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the foregoing, the Depositor shall not engage in any merger or consolidation with any Person, or a disposition of all or substantially all of its assets without the prior written consent of the Insurer, not to be unreasonably withheld and without notifying the Rating Agency of the proposed merger or consolidation.

         SECTION 12.03 LIMITATION ON LIABILITY OF DEPOSITOR AND OTHERS. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 12.04 DEPOSITOR MAY OWN CERTIFICATES. The Depositor and any Person controlling, controlled by, or under common control with the Depositor may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an affiliate thereof, except as otherwise provided in the definition of "CERTIFICATEHOLDER," "CLASS A CERTIFICATEHOLDER," "CLASS B CERTIFICATEHOLDER" and "CLASS IC CERTIFICATEHOLDER." Certificates so owned by or pledged to the Depositor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  ARTICLE XIII

                                  THE SERVICER

         SECTION 13.01 REPRESENTATIONS OF THE SERVICER. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trust.

                           (i) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

                           (ii) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this

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

         Agreement) shall require such qualifications, except when the failure to so qualify would not materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates.

                           (iii) Power and Authority. The Servicer shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

                           (iv) Binding Obligations. This Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                           (v) No Violation. The consummation of the s contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                           (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the s contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or
         (D) which might adversely affect the federal income tax attributes of the Certificates.

         SECTION 13.02 INDEMNITIES OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                           (i) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

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

                           (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against the Trustee, its officers, directors, employees or agents, or the Trust with respect to the s contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

                           (iii) The Servicer shall indemnify, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

                           (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Trustee; (b) relates to any tax other than the taxes with respect to which either the Depositor or Servicer shall be required to indemnify the Trustee; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 15.13; or (d) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Servicer hereunder. Indemnification under this
         Section 13.02 shall include reasonable fees and expenses of not more than one counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest; provided, however, that the Servicer shall not be liable to the Trustee for any portion of any such amount resulting from the willful misconduct, bad faith, or negligence of the Trustee. This indemnification shall survive the termination of this Agreement and the removal of the Servicer.

         Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Trustee's negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for any action taken or omitted under this Agreement except to the extent caused by the Trustee's failure to perform its duties under this Agreement, negligence or willful misconduct. Anything in this Agreement to the contrary

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

withstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even of the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 13.03 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to all or substantially all of the properties and assets of the Servicer's indirect automobile financing or receivables servicing business or (d) that is an Affiliate, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such , no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing,
(ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 13.02 and that all conditions precedent provided for in this Agreement relating to such have been complied with and (iii) the Servicer shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the foregoing, the Servicer shall not engage in any merger or consolidation in which it is not the surviving corporation without the prior written consent of the Insurer, not to be unreasonably withheld.

         SECTION 13.04 LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reasons of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

         SECTION 13.05 SERVICER NOT TO RESIGN. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law or otherwise with the consent of the

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Trustee. Any determination described above permitting the resignation of the
Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 14.02. Notwithstanding anything contained herein to the contrary, if the Trustee shall be the Servicer, it may resign as Servicer if it resigns or is removed as Trustee hereunder.

         SECTION 13.06     DELEGATION OF DUTIES. Except as provided in Section
13.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Depositor may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Depositor may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Depositor or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Depositor of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 13.05 hereof. The Servicer shall give written notice to the Rating Agency, the Insurer and the Trustee of any such delegation.

                                   ARTICLE XIV

                                     DEFAULT

         SECTION 14.01 EVENTS OF DEFAULT. If any one of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                           (i) Any failure by the Service to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement or any failure by the Servicer to deliver any Servicer's Certificates pursuant to Section 8.09 that, in either case, shall continue unremedied for a period of five Business Days (A) after written notice from either the Trustee, the Insurer (so long as the Insurer is not under default of its obligations under the Policy) or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance is received by the Servicer as specified in this Agreement or (B) after discovery by an officer of the Servicer; or

                           (ii) Failure on the part of the Servicer, BVAC or the Depositor duly to observe or perform in any material respect any other covenants or agreements of the Servicer, BVAC or the Depositor, as the case may be, set forth in the Certificates or in this Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer, BVAC or the Depositor, as the case may be, by the Trustee, or (2) to the Servicer, BVAC or the Depositor, as the case may be, and to the Trustee, by the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or by

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         Holders of Certificates evidencing not less than 25% of the Certificate
         Principal Balance; or

                           (iii) The occurrence of an Insolvency Event with respect to the Servicer;

              then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may, with the consent of Insurer (so long as the Insurer is not in default of its obligations under the Policy), terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee (except that the Trustee may, but shall not be required to, make Advances) or such successor Servicer as may be appointed under Section 14.02 pursuant to and under this Section 14.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables in such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 14.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

SECTION 14.02     APPOINTMENT OF SUCCESSOR.

                  (a) Upon the Servicer's receipt of notice of termination pursuant to Section 14.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance

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

with this Section 14.02, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of motor vehicle receivables, as the successor to the Servicer under this Agreement and which financial institution is, in the case of appointment by the Trustee, reasonably acceptable to the Insurer.

                  (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement. The predecessor Servicer shall be entitled to be reimbursed for Outstanding Advances.

                  (c) In connection with such appointment, the Trustee may make such arrangements for successor Servicer out of payments on Receivables it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under the Agreement. The Trustee and such successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         SECTION 14.03 NOTIFICATION TO CERTIFICATEHOLDERS. Upon any notice of an Event of Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         SECTION 14.04 WAIVER OF PAST DEFAULTS. The Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Certificate Amount in accordance with this Agreement; provided, that no waiver of any default or provision of this Agreement shall become effective without the consent of the Insurer (unless the Insurer is in default of its obligations under the Policy) and the Rating Agency Condition shall have been satisfied. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE XV

                                   THE TRUSTEE

         SECTION 15.01     DUTIES OF TRUSTEE

                  (a) The Trustee, both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties as are specifically set forth in this Agreement. If an Event

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of Default shall have occurred and shall not have been cured and, in the case of an Event of Default described in clause (i) of Section 14.01, the Trustee has received notice of such Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 14.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to motor vehicle receivables that it services for itself or others.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement.

                  (c) No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

                           (iii) The Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement;

                           (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer or BVAC to comply with the obligations of the Servicer or BVAC, as the case may be, referred to in clauses (i) or (ii) of Section 14.01, or of any failure by the Depositor to comply with the obligations of the Depositor referred to in clause (ii) of Section 14.01, unless a Responsible Officer of the Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) from the

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

         Servicer, BVAC or the Depositor, as the case may be, or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance;

                           (v) Without limiting the generality of this Section or Section 20.04, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Depositor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement;

                           (vi) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement;

                           (vii) Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by the Servicer, Depositor or the Holders, as the case may be, and delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof; and

                           (viii) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon except as an obligor in its individual capacity. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of

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

         any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

         SECTION 15.02 TRUSTEE'S CERTIFICATE. On or as soon as practicable after each Distribution Date on which Receivables shall be (i) assigned to BVAC pursuant to Section 7.02 or (ii) assigned to the Servicer pursuant to Section
8.07 or 16.02, the Trustee shall execute a Trustee's Certificate, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Certificate Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased or deemed to be repurchased by BVAC pursuant to Section 7.02 or purchased by the Servicer pursuant to Section 8.07 or 16.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to the Depositor or the Servicer, as the case may be. The Trustee's Certificate shall be an assignment pursuant to
Section 15.03.

         SECTION 15.03 TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to each Receivable repurchased by BVAC pursuant to Section 7.02, or purchased by the Servicer pursuant to Section 8.07 or 16.02, the Trustee shall assign, as of the last day of the Collection Period during which such Receivable became a Defaulted Receivable or became subject to repurchase by BVAC or purchase by the Servicer, without recourse, representation, or warranty, to the Depositor or the Servicer (as the case may be) all the Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders.

         SECTION 15.04 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 15.01:

                           (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                           (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel.

                           (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or

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

         indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                           (iv) The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

                           (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian.

                           (vii)    The Trustee shall have no duty of
         independent inquiry, except as may be required by Section 15.01, and the Trustee may rely upon the representations and warranties and covenants of the Depositor and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

         SECTION 15.05 TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any

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

such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation; the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any physical damage insurance, lender's collateral protection insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Depositor, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Receivables.

         SECTION 15.06 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         SECTION 15.07 TRUSTEE'S FEES AND EXPENSES. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Trustee's powers and duties under this Agreement, including acting as Servicer, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of this Agreement, including acting as Servicer, except any such expense, disbursement, or advance as may be attributable to its willful misfeasance, negligence, or bad faith, and the Servicer shall indemnify the Trustee for and hold it harmless against any loss, liability, or expense incurred without willful misfeasance, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including acting as Servicer, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. Additionally, the Servicer, pursuant to Section
7.06 and

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

Section 13.02, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to Section 15.04, shall, upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. This indemnification shall survive the termination of this Agreement or the Trust and the resignation or removal of the Trustee or the Servicer.

         SECTION 15.08 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee under this Agreement shall at all times be a corporation having an office in the same State as the location of the Corporate Trust Office as specified in this Agreement; and organized and doing business under the laws of such State or the United States of America; authorized under such laws to exercise corporate trust powers; and having a net worth of at least $50,000,000 and subject to supervision or examination by federal or State authorities and has long-term unsecured debt of which is rated at least Baa3 or which is approved by each Rating Agency and the Insurer. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 15.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 15.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 15.09.

         SECTION 15.09 RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 15.08 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 15.09 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 15.10.

         SECTION 15.10 SUCCESSOR TRUSTEE. Any successor Trustee appointed pursuant to Section 15.09 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the

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

rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 15.10 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 15.08.

         Upon acceptance of appointment by a successor Trustee pursuant to this
Section 15.10, the Servicer shall mail notice of the successor of such Trustee under the Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 15.11 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 15.08, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 15.12     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 15.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 15.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 15.10.

                  (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

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

                           (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 15.13 REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee shall make the following representations and warranties on which the Depositor and Certificateholders may rely:

                           (i) Organization and Existence. The Trustee is a corporation duly organized and validly existing under the laws of the State of __________ and authorized to engage in a banking and trust business under such laws.

                           (ii) Power and Authority. The Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all

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

         necessary action to authorize the execution, delivery, and performance by it of this Agreement.

                           (iii) Duly Executed. This Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

                                   ARTICLE XVI

                                   TERMINATION

         SECTION 16.01 TERMINATION OF THE TRUST. The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate upon (i) the disposition of the Trust corpus as of the last day of any Collection Period at the direction of Servicer, at its option, pursuant to Section 16.02, or (ii) the payment to Certificateholders and the Insurer of all amounts required to be paid to them pursuant to this Agreement and the Insurance Agreement (as set forth in writing by the Insurer) and the disposition of all property held as part of the Trust; provided, however, that in no event shall the Trust created by the Agreement continue beyond the expiration of 21 years from the date as of which the Agreement is executed. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 16.01.

         Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 10th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 9.04 and, in the event of a termination pursuant to clause (i) or (ii) of the preceding paragraph, the provisions of Section 9 of Annex A hereto shall govern the remaining distributions to Certificateholders.

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

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall, upon notice to the Trustee, be distributed by the Trustee to the Depositor or its successor, and upon such distribution the Certificateholders' rights to any amounts so distributed will be extinguished.

         SECTION 16.02 OPTIONAL PURCHASE OF ALL RECEIVABLES. On the last day of any Collection Period following which the Certificate Principal Balance as of the related Distribution Date is less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust at a price (the "Optional Purchase Price") equal to the fair market value of the Receivables, but not less than the sum of (x) 100% of the Certificate Principal Balance, (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Note Rate, and (z) all amounts due and owing to the Insurer under this Agreement and the Insurance Agreement minus any amounts representing payments received on the Receivables not yet applied to the interest related thereto or to reduce the principal balance thereof. The proceeds of such sale will be deposited into the Certificate Account for distribution to the Certificateholders (and, to the extent applicable, the Insurer) on the next succeeding Distribution Date. In connection with such disposition, the Class IC Certificateholder is required to pay any unpaid fees and expenses of the Trustee that it would otherwise have been entitled to pursuant to this Agreement. The fair market value of the outstanding Receivables for purposes of this Section 16.02 shall be an amount equal to the average of the bid prices for such assets taken as a whole, provided to the Servicer by two independent, nationally recognized dealers in automobile loans substantially similar to the Receivables. Such price shall be deposited to the Certificate Account in immediately available funds by 12:00 noon, New York City time, on the Business Day prior to such next succeeding Distribution Date and, upon notice to the Trustee of such deposit, the Trustee shall transfer the Receivables and the Receivable Files to the purchaser, whereupon the Certificates shall no longer evidence any right or interest in the Receivables or any proceeds thereof.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         SECTION 17.01 AMENDMENT. The Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

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

         This Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall, without the consent of the Holders of all Certificates then outstanding, reduce the aforesaid percentage required to consent to any such amendment. In no case may any such amendment increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate.

         Notwithstanding anything to the contrary to this Agreement, no amendment of this Agreement shall be effective without the prior written consent of the Insurer and without notifying the Rating Agency of the proposed amendment.

         Promptly after the execution of any amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section 17.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of an amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 17.02(i)(A). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, or immunities under this Agreement.

         SECTION 17.02     PROTECTION OF TITLE TO TRUST.

                  (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders and the Trustee under this Agreement, in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Depositor nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof.

                  (c) The Depositor and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of

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                                       61
any previously filed financing or continuation statement or of any new financing statement (in which case the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement). The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular grantor trust that such Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

                  (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

                  (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

                  (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables listed on Exhibit A hereto and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                  (i)      The Servicer shall deliver to the Trustee:

                                    (A)      promptly after the execution and
                  delivery of this Agreement and of each amendment thereto, and after the delivery of Subsequent Receivables, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Initial Receivables or Subsequent Receivables, as the case may be, and reciting the details of such filings or referring to prior Opinions of Counsel in

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

                  which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                                    (B)      within 90 days after the beginning
                  of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         SECTION 17.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them. No Certificateholder shall have any right to vote (except as provided in Section 14.04, 17.01 or 17.07) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

                  (b) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period no direction inconsistent with such written request has been given to the Trustee pursuant to Section 14.04; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 17.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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

         SECTION 17.04 GOVERNING LAW. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 17.05 NOTICES. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by facsimile to, sent by courier to or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given unless otherwise provided herein, upon receipt (a) in the case of the Depositor to the agent for service as specified in this Agreement, at the following address: Bay View Deposit Corporation, 1840 Gateway Drive, San Mateo, California 94404, or at such other address as shall be designated by the Depositor in a written notice to the Servicer or Trustee; (b) in the case of the Servicer to the agent for service as specified in this Agreement, at the following address, Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724, (c) in the case of the Trustee, at the Corporate Trust Office. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register unless otherwise provided herein. Unless otherwise provided herein, any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         SECTION 17.06 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 17.07 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 12.02 and 13.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee, and the Holders of Certificates not less than 66 2/3% of the Certificate Principal Balance; provided, that, notwithstanding the foregoing, BVAC may direct or irrevocably assign payments to which it is entitled under this Agreement to the Depositor or an Affiliate, upon written notice to the Trustee.

         SECTION 17.08 CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 11.02, Certificates shall be deemed fully paid.

         SECTION 17.09 COUNTERPARTS. For the purpose of facilitating the execution of the Agreement and for other purposes, the Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

POOLING AND SERVICING AGREEMENT

         SECTION 17.10 THIRD PARTY BENEFICIARY. This Agreement shall inure to the benefit of the Insurer and its successors and assigns.

POOLING AND SERVICING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have cause this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                             BAY VIEW DEPOSIT CORPORATION as
                                             Depositor

                                             By: _______________________________
                                             Name:______________________________
                                             Title: ____________________________

                                             BAY VIEW ACCEPTANCE CORPORATION
                                             as Servicer

                                             By: _______________________________
                                             Name:______________________________
                                             Title: ____________________________

                                             [_________________________________]
                                             as Trustee

                                             By: _______________________________
                                             Name:______________________________
                                             Title: ____________________________

               [SIGNATURE PAGE TO POOLING AND SERVICING AGREEMENT]

                                                                       EXHIBIT A

                          [FORM OF CLASS A CERTIFICATE]

PRINCIPAL IN RESPECT OF THIS CLASS A CERTIFICATE IS DISTRIBUTABLE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.

                            BAY VIEW 200__ AUTO TRUST

         _____% CLASS A AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATE

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles, vans and van conversions. The contracts were or will be sold to the Trustee by Bay View Transaction Corporation.

         (This Certificate does not represent an interest in or obligation of Bay View Transaction Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).

NUMBER                                                          CUSIP __________
R-__________                                                    $_______________

         THIS CERTIFIES THAT ____________________ is the registered owner of a __________ dollars nonassessable, fully-paid, fractional undivided interest in the Bay View 200__ Auto Trust (the "TRUST") formed by Bay View Deposit Corporation, a Delaware corporation (the "DEPOSITOR"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __________, 200__ (the "AGREEMENT") between Bay View Deposit Corporation, as Depositor, Bay View Acceptance Corporation, as Servicer, and ____________________ (the "TRUSTEE"), a summary of certain of the pertinent provisions of

                                  Exhibit A - 1
which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "_____% CLASS A AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES" (the "CLASS A CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles, vans and van conversions (the "RECEIVABLES"), monies paid thereon, and all monies due thereon, including Accrued Interest, after __________, 200__ (but excluding Accrued Interest paid or due prior to the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, amounts on deposit from time to time in the Pre-Funding Account, the Yield Supplement Account and the Spread Account and the Policy for the benefit of the Certificateholders.

         Under the Agreement, there will be distributed on the first Business Day after the ____ day of each month (the "DISTRIBUTION DATE"), commencing __________, 200__, to the person in whose name this Class A Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), such Certificateholder's fractional interest in Class A Monthly Interest and Class A Monthly Principal. Each Class A Certificateholder's "fractional interest" is equal to the original principal amount of such Class A Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate original principal amount of all of the Class A Certificates.

         Distributions on this Class A Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                                  Exhibit A - 2

         The Class A Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A Certificates are limited in right of payment to funds on deposit in the Pre-Funding Account, certain collections and recoveries respecting the Receivables and certain amounts in the Yield Supplement Account, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be deposited into the Spread Account. The limited amount available from the Spread Account may not be sufficient to make required distributions on the Class A Certificates. In the event amounts available for withdrawal from the Certificate Account and the Spread Account are insufficient to make distributions on the Class A Certificates, the Trustee will draw on the Policy up to the Policy Amount to pay such deficiency.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange heretofore or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Class A Certificates are issuable only as registered Class A Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A Certificate may be issued in a denomination that represents any residual amount and that such Class A Certificate shall be retained by the Depositor. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

         The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner

                                  Exhibit A - 3
hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities to the Class A Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property will effect early retirement of the Class A Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Certificate Principal Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

         No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Although this Class A Certificate summarizes certain provisions of the Agreement, this Class A Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.

Dated __________, 200__                      BAY VIEW 200__ AUTO TRUST

                                             By: _______________________________
                                                 as Trustee

                                             By: _______________________________
                                                 Responsible Officer

                                  Exhibit A - 4

                          CERTIFICATE OF AUTHENTICATION

                     THIS IS ONE OF THE CLASS A CERTIFICATES
                  REFERRED TO IN THE WITHIN-MENTIONED AGREEMENT

                                             ___________________________________
                                             AS TRUSTEE

DATED: __________, 200__                     By: _______________________________
                                                 Responsible Officer

                                  Exhibit A - 5

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________Attorney to transfer said Class A
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                       ___________________________________
                                                 Signature Guaranteed:

                                                                               *
                                             ___________________________________

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                  Exhibit A - 6

                                                                       EXHIBIT B

                          [FORM OF CLASS B CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CLASS B CERTIFICATE IS DISTRIBUTABLE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.

                            BAY VIEW 200__ AUTO TRUST

         _____% CLASS B AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATE

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles, vans and van conversions. The contracts were sold to the Trustee by Bay View Transaction Corporation.

         (This Certificate does not represent an interest in or obligation of Bay View Transaction Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).

NUMBER                                                          CUSIP __________
R-__________                                                    $_______________

         THIS CERTIFIES THAT ____________________ is the registered owner of a __________ dollars nonassessable, fully-paid, fractional undivided interest in the Bay View 200__ Auto Trust (the "TRUST") formed by Bay View Deposit Corporation, a Delaware corporation (the "DEPOSITOR"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __________, 200__ (the "AGREEMENT") between Bay View Deposit Corporation, as Depositor, Bay View Acceptance Corporation, as Servicer, and ____________________ (the "TRUSTEE"), a summary of certain of the pertinent provisions of

                                  Exhibit B- 1
which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "_____% CLASS B AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES" (the "CLASS B CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles, vans and van conversions (the "RECEIVABLES"), monies paid thereon, and all monies due thereon, including Accrued Interest, after __________, 200__ (but excluding Accrued Interest paid or due prior to the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, amounts on deposit from time to time in the Pre-Funding Account, the Yield Supplement Account and the Spread Account and the Policy for the benefit of the Certificateholders.

         Under the Agreement, there will be distributed on the first Business Day after the ____ day of each month (the "DISTRIBUTION DATE"), commencing on __________, 200__, to the person in whose name this Class B Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "RECORD DATE"), such Certificateholder's fractional interest in Class B Monthly Interest and Class B Monthly Principal to the extent of funds available therefor. Each Class B Certificateholder's "fractional interest" is equal to the original principal amount of such Class B Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate original principal amount of all of the Class B Certificates. This Class B Certificate is subordinated in the right of payment to the Class A Certificates as described in the Agreement.

         Distributions on this Class B Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                                  Exhibit B- 2

         The Class B Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables and certain amounts in the Yield Supplement Account, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be deposited into the Spread Account. The limited amount available from the Spread Account may not be sufficient to make required distributions on the Class B Certificates. In the event amounts available for withdrawal from the Certificate Account and the Spread Account are insufficient to make distributions on the Class B Certificates, the Trustee will draw on the Policy up to the Policy Amount to pay such deficiency.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class B Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class B Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Class B Certificates are issuable only as registered Class B Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class B Certificate may be issued in a denomination that represents any residual amount and that such Class B Certificate shall be retained by the Depositor. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

         The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                                  Exhibit B- 3

         The obligations and responsibilities to the Class B Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class B Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Certificate Principal Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

         No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Although this Class B Certificate summarizes certain provisions of the Agreement, this Class B Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class B Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

Dated __________, 200__                      BAY VIEW 200__ AUTO TRUST

                                             By: _______________________________
                                                 as Trustee

                                             By: _______________________________
                                                 Responsible Officer

                                  Exhibit B- 4

                          CERTIFICATE OF AUTHENTICATION

                     THIS IS ONE OF THE CLASS B CERTIFICATES
                  REFERRED TO IN THE WITHIN-MENTIONED AGREEMENT

                                             ___________________________________
                                             AS TRUSTEE

DATED: __________, 200__                     By: _______________________________
                                                 Responsible Officer

                                  Exhibit B - 5

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________Attorney to transfer said Class B
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
                                             ___________________________________
                                                Signature Guaranteed:

                                                                               *
                                             ___________________________________

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                  Exhibit B- 6

                                                                       EXHIBIT C

THIS CLASS IC CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CLASS IC CERTIFICATE NOR ANY PORTION HEREOF MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

                          BAY VIEW 200_____ AUTO TRUST
                         CLASS IC AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Deposit Corporation. (This Class IC Certificate does not represent an interest in or obligation of Bay View Deposit Corporation or any of its affiliates. Neither this Class IC Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any other government agency).

NUMBER                     IC-1

         THIS CERTIFIES THAT Bay View Deposit Corporation, a Delaware corporation, is the registered owner of a nonassessable, fully-paid interest in the Bay View 200_____ Auto Trust (the "Trust") formed by Bay View Deposit Corporation. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __________ (the "Agreement") among Bay View Deposit Corporation as Depositor, Bay View Acceptance Corporation as Servicer and _______________ as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Class IC Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class IC Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans (the "Receivables"), all monies paid on the Receivables, and all monies due thereon, after the Cutoff Date with respect to the Receivables held by the Servicer, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and

                                  Exhibit C- 1
hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, certain interests of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, and the Policy for the benefit of the Class A Certificateholders and Class B Certificateholders.

         This Class IC Certificate represents an interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. In addition to the Class IC Certificate, two classes of Certificates representing undivided interests in the Trust, the Class A Certificates and Class B Certificates shall be issued pursuant to the Agreement. The Class A Certificates and Class B Certificates are senior in right and interest to the Class IC Certificate.

         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class IC Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. Registration of transfer of the Class IC Certificate to a person may not be effected unless the Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, the Depositor shall have no obligation to register this Class IC Certificate under the Securities Act of 1933, as amended.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may purchase the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables. The Class IC Certificateholder is required to pay any unpaid fees and expenses of the Trustee and in connection with such disposition is also responsible for paying certain obligations of the Trust, as set forth in Section
16.02 of the Agreement.

         Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

                                  Exhibit C- 2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

Dated:__________________                     BAY VIEW 200_________ AUTO TRUST

                                             By: _______________________________
                                                 as Trustee

                                             By: _______________________________
                                                 Responsible Officer

                                  Exhibit C- 3

                          CERTIFICATE OF AUTHENTICATION
                        THIS IS THE CLASS IC CERTIFICATE
                       REFERRED TO IN THE WITHIN-MENTIONED
                                    AGREEMENT

                                             ___________________________________
                                             AS TRUSTEE

Dated:________________, 200__               By: ________________________________
                                                Responsible Officer

                                  Exhibit C- 4

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Class IC Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________Attorney to transfer said Class IC
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
                                             ___________________________________
                                                 Signature Guaranteed:

                                             ___________________________________

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class IC Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                  Exhibit C- 5

                                                                       EXHIBIT D

                          FORM OF DEPOSITORY AGREEMENT

                                  EXHIBIT D - 1

                                                                       EXHIBIT E

                     FORM OF SUBSEQUENT TRANSFER ASSIGNMENT

         For value received, in accordance with the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") dated as of __________, 200__ between Bay View Deposit Corporation, as depositor (the "DEPOSITOR"), Bay View Acceptance Corporation, as servicer (the "SERVICER") and ____________________, a __________ corporation, as trustee (the "TRUSTEE"), the Depositor does hereby sell, assign, transfer and otherwise convey unto the Trust, without recourse (except as expressly provided in the Pooling and Servicing Agreement), all right, title and interest of the Depositor in and to (i) the Subsequent Receivables, having an aggregate Principal Balance equal to $__________, set forth in Schedule A hereto (which shall supplement Schedule A to the Pooling and Servicing Agreement) and all monies due thereon on or after __________, 200__ (the "SUBSEQUENT CUTOFF DATE"), in the case of Subsequent Receivables and certain monies received thereon on the after the Subsequent Cutoff Date; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Subsequent Receivables; (iii) any Liquidation Proceeds and any proceeds from claims or refunds of premiums on any physical damage, lender's partial deductibility, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors; (iv) the interest of the Depositor in any proceeds from recourse to Dealers relating to the Receivables; and (v) all proceeds of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Trust of any obligation of the Depositor to the Obligors, insurers or any other person in connection with the Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         The Depositor does not convey to the Trustee any interest in any contracts with Dealers related to any "dealer reserve" or any rights to the recapture of any dealer reserve.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Depositor contained in the Pooling and Servicing Agreement (including the Officers' Certificate of the Depositor accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Pooling and Servicing Agreement.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of __________, 200__.

                                  EXHIBIT E - 1

                                             BAY VIEW DEPOSIT CORPORATION,
                                             as Depositor

                                             By: _______________________________

                                             Name: _____________________________
                                             Title: ____________________________

                                  EXHIBIT E - 2

                                                                         ANNEX A

                        BAY VIEW DEPOSIT CORPORATION
                              OFFICER'S CERTIFICATE

         The undersigned, ____________________, duly qualified and elected __________ of Bay View Deposit Corporation, in connection with the conveyance of Subsequent Receivables to Bay View 200__ Auto Trust (the "TRUST") pursuant to
Section 3.02 of the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") dated as of __________, 200__ between Bay View Deposit Corporation, as depositor (the "DEPOSITOR"), Bay View Acceptance Corporation, as servicer (the "SERVICER") and ____________________, a __________ corporation, as trustee
(the "TRUSTEE"), and the Subsequent Transfer Assignment dated as of the date hereof from the Depositor, hereby certifies that:

         The Depositor shall have deposited in the Certificate Account all collections in respect of the Subsequent Receivables.

         As of each Subsequent Transfer date, the Depositor was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency.

         The Funding Period shall not have terminated.

         The Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, shall meet the following criteria: (I) not more than _____% of the Principal Balances of the Subsequent Receivables in the Trust will represent financing of used vehicles; (II) the weighted average Note Rate of the Subsequent Receivables will not be less than _____%; (III) no Subsequent Receivable shall have a Note Rate of less than the sum of the Class A Pass-Through Rate and the Servicing Rate; (IV) the weighted average remaining term (as of the Subsequent Cutoff Date) of the Subsequent Receivables shall not be greater than _____ months; and (V) no Subsequent Receivable will have a final Schedule Payment due later than __________.

         Each of the representations and warranties made by the Depositor pursuant to Section 12.01 with respect to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date.

         The Depositor shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been sold to the Trust pursuant to this Agreement and the Subsequent Transfer Assignment.

         The Depositor shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Trust assets and the first perfected security interest of the Trustee in the collateral.

                                   Annex A - 1

         No selection procedures believed by the Depositor to be adverse to the interest of the Certificateholders shall have been utilized in selecting the Subsequent Receivables.

         All capitalized terms used but not otherwise defined herein shall have meanings assigned to them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of______.

                                             BAY VIEW DEPOSIT CORPORATION,

                                             By: _______________________________

                                             Name: _____________________________
                                             Title: ____________________________

                                   ANNEX A - 2

                                                                       EXHIBIT 1

                              TRUSTEE'S CERTIFICATE
                            PURSUANT TO SECTION 15.02
                          OF THE POOLING AND SERVICING
                                    AGREEMENT

         ____________________, as trustee (the "TRUSTEE") of the Bay View 200__ Auto Trust created pursuant to the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") dated as of __________, 200__ among Bay View Deposit Corporation, as depositor (the "DEPOSITOR"), Bay View Acceptance Corporation, as servicer (the "SERVICER") and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "PURCHASED RECEIVABLES," which are to be repurchased by the Servicer pursuant to Section 7.02 and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _____.

                                             [_________________________________]

                                             By: _______________________________

                                             Name: _____________________________
                                             Title: ____________________________

                                  EXHIBIT 1 - 1

                                                                       EXHIBIT 2

                              TRUSTEE'S CERTIFICATE
                            PURSUANT TO SECTION 15.02
                          OF THE POOLING AND SERVICING
                                    AGREEMENT

         ___________________________, as trustee (the "TRUSTEE") of the Bay View
200__ Auto Trust created pursuant to the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") dated as of __________, 200__ among Bay View Deposit Corporation, as depositor (the "DEPOSITOR"), Bay View Acceptance Corporation, as servicer (the "SERVICER") and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "PURCHASED RECEIVABLES," which are to be repurchased by the Servicer pursuant to Section
8.07 or 16.02, and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this ____ day of ______.

                                             [_________________________________]

                                             By: _______________________________

                                             Name: _____________________________
                                             Title: ____________________________

                                  EXHIBIT 2 - 1

                                                                       EXHIBIT 3

                         FORM OF SERVICER'S CERTIFICATE
                           TO THE TRUSTEE PURSUANT TO
                             SECTIONS 8.09 AND 9.02
                          OF THE POOLING AND SERVICING
                                    AGREEMENT

                      SERVICER'S CERTIFICATE TO THE TRUSTEE

         Bay View Acceptance Corporation, as Servicer (the "SERVICER") pursuant to Sections 8.09 and 9.02 of the Pooling and Servicing Agreement dated __________, 200__ (the "AGREEMENT") for the Bay View 200__ Auto Trust certifies the following for the purpose of the distributions to be made to the Certificateholders for the Collection Period preceding the date of this Servicer's Certificate:

         1. The amount of aggregate collections on the Receivables is $__________.

         2. The aggregate Purchase Amount of the Receivables repurchased by the Servicer is $__________.

         3. The net deposit from the Certificate Account to the Payahead Account is $__________ or net withdrawal from the Payahead Account is $__________.

         4. In the case of a net withdrawal from the Payahead Account, the amount of such withdrawal which constitutes Monthly Interest is $__________, and the amount with constitutes Monthly Principal is $__________.

         5. The amount to be withdrawn from the Spread Account is $__________.

         6. The aggregate amount of Outstanding Advances on all Receivables that became Defaulted Receivables is $__________.

         7. The amount of Class A Monthly Interest, including any overdue Class A Monthly Interest, is $__________.

         8. The amount of Class B Monthly Interest, including any overdue Class B Monthly Interest, is $__________.

         9.       The amount of Class A Monthly Principal is $__________.

         10.      The amount of Class B Monthly Principal is $__________.

         11. The amount of Monthly Servicing Fee, including overdue Monthly Servicing Fee, is $__________.

         12.      The amount of Recoveries of Advances is $__________.

                                 EXHIBIT 3 - 1

         13. The amount of Liquidation Proceeds on Purchased Receivables repurchased by the Servicer is $__________.

         14. The Class A Principal Balance (after giving effect to Monthly Principal distributions to be made) will be $__________.

         15. The Class B Principal Balance (after giving effect to Monthly Principal distributions to be made) will be $__________.

         16.      The Certificate Factor for the Class A Certificates is _____%.

         17.      The Certificate Factor for the Class B Certificates is _____%.

         18.      The remaining Available Spread Amount is $__________.

         19.      The amount of Advances made by the Servicer is $__________.

         20. The amount to be deposited in the Spread Account is $__________.

         21. The amount to be withdrawn from the Spread Account and paid to the Servicer is $__________.

         22.      The Required Spread Amount is $__________.

         23. The remaining Pre-Funded Amount in the Pre-Funding Account is $__________.

         24. For the Distribution Date on which (or immediately following the date on which) the Funding Period ends, the amount, if any, remaining in the Pre-Funding Account after the purchase of all Subsequent Receivables is $________________.

                                 EXHIBIT 3 - 2

                                   SCHEDULE A
                               TO THE POOLING AND
                               SERVICING AGREEMENT

                             SCHEDULE OF RECEIVABLES

  Depositor                       Name of                    Amount Financed
Account Number                    Obligor                (as of the Cutoff Date)
--------------                    -------                -----------------------
                                                         $

A COPY OF THE SCHEDULE OF RECEIVABLES, INCLUDING THE ABOVE CAPTIONED INFORMATION WITH RESPECT TO EACH RECEIVABLE, WAS DELIVERED TO THE TRUSTEE WITH A COUNTERPART OF THE POOLING AND SERVICING AGREEMENT.

                                 Schedule A - 1

                                   SCHEDULE B
                               TO THE POOLING AND
                               SERVICING AGREEMENT

                             LOCATION OF RECEIVABLES

         The Receivables will be held at the following Bay View Acceptance Corporation locations:

         ____________________________
         ____________________________

         ____________________________
         ____________________________

         ____________________________
         ____________________________

         ____________________________
         ____________________________

                                 Schedule B - 1

                                     ANNEX A

                            TAX PARTNERSHIP AGREEMENT

         1. Characterization for Tax Purposes. For United States federal and state income tax purposes, the Depositor's contribution of the Receivables to the Trust in exchange for interests in the Trust, and the sale by the Depositor of Class A Certificates and Class B and the retention by the Depositor of the Class IC Certificate is intended to constitute the formation of a partnership (the "Tax Partnership") whose partners are the Class A Certificateholders, the Class B Certificateholders and the Class IC Certificateholder (which are hereinafter collectively referred to as the "Tax Partners"). This Tax Partnership shall continue in effect as provided in Paragraph 3 below. Pursuant to the final regulations adopting the "check-the-box" classification systems for unincorporated organizations, the Servicer on behalf of the Tax Partners shall elect to treat the Trust as a partnership for federal and applicable state and local income tax purposes, and each Tax Partner irrevocably agrees to be bound by such election. The Tax Partnership shall not be a partnership to any other extent or for any other purpose.

         2. Election with Respect to Subchapter K. Notwithstanding anything to the contrary, each Tax Partner agrees: (a) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, or any comparable provisions of applicable state laws; and (b) to join in the execution of such additional documents and elections as may be required in order to effectuate the foregoing.

         3. Term. The provisions of this Tax Partnership Agreement shall\ be effective as of the effective date of the sale by the Depositor of the Class A Certificates (or the Class B Certificates is sold earlier than the Class A Certificates and the issuance to the Depositor of the Class IC Certificate (the "Effective Date") and shall continue in full force and effect from and after such date until the earliest of: (a) the termination of the Agreement pursuant to its terms; or (b) the mutual agreement of all of the Tax Partners to terminate the Trust.

         4.       Capital Contributions and Capital Accounts.

                  (a) The value of the interests contributed by the Class A Certificateholders and Class B Certificateholders shall equal the amount paid by such Certificateholders for such interests, respectively, and such amounts shall constitute the opening balance in their Capital Accounts (as hereinafter defined). The value of the interests contributed by the Class IC Certificateholder shall equal the fair market value of the receivables contributed to the Tax Partnership less the value attributed to the Class A Certificateholders and Class B Certificateholders, as described above. Such amount shall constitute the opening balance in the Class IC Certificateholder's Capital Account.

                  (b) An individual capital account (a "Capital Account") shall be maintained for each Tax Partner in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2 and accordingly, except as otherwise provided herein:

                                   Annex A - 1

                           (i) The Capital Account of each Tax Partner shall be credited by (A) the amount of cash and the fair market value of property other than cash contributed (or deemed contributed pursuant to Code Section 708) by such Tax Partner to the Tax Partnership (net of any liabilities assumed by the Tax Partnership upon such contribution or to which such property is subject at the time of such contribution); and (B) the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Tax Partner.

                           (ii) The Capital Account of each Tax Partner shall be debited by (A) the amount of any item of tax deduction or loss allocated to such Tax Partner; (B) such Tax Partner's allocable share, of expenditures not deductible in computing taxable income and not properly chargeable as capital expenditures; and (C) the amount of cash and the fair market value of any property other than cash (net of any liabilities assumed by such Tax Partner or to which such property is subject at the time of distribution) distributed to such Tax Partner.

                           (iii) Immediately prior to any distribution of property in kind, the Tax Partners' Capital Accounts shall be adjusted by assuming that the distributed properties were sold for cash at their respective fair market values as of the date of distribution and crediting or debiting each Tax Partner's Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as gains or losses on actual sales of such properties would be allocated under Paragraph 6 below.

         5.       Federal and State Income Tax Returns and Elections.

                  (a) The Tax Partners agree that the holder of the Class IC Certificate shall serve as the "tax matters partner" (as such term is defined in Code Section 6231(a)(7) (the "Tax Matters Partner")) of the Tax Partnership. The Tax Matters Partner shall (i) apply to the Internal Revenue Service for a taxpayer identification number for the Tax Partnership, (ii) elect to adopt the accrual method of accounting and, if permitted by applicable federal tax law, the calendar year as the Tax Partnership's fiscal year, (iv) make such other elections as it deems proper, including, but not limited to, making or causing the Trust to make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997, (v) prepare, execute and file the necessary federal and state partnership income tax returns for the Tax Partnership and (vi) keep the other Tax Partners informed of all material matters that may come to its attention in its capacity as Tax Matters Partner. Each Tax Partner agrees to furnish the Tax Matters Partner with all pertinent information relating to activities under the Agreement and this Annex A which is necessary for the Tax Matters Partner to prepare and file federal and state partnership returns. In acting as Tax Matters Partner, the Tax Matters Partner shall use its best efforts, but shall incur no liability to the other Tax Partners.

                                   ANNEX A - 2

                  (b) Within 60 days after the end of each of the Tax Partnership's taxable years, the Tax Matters Partner shall send to each Tax Partner who has been a Tax Partner at any time during the taxable year then ended such tax information as shall be necessary for the preparation by such Tax Partner of its Federal income tax return and state income and other tax returns, if any, in states where the Tax Partnership is organized or is qualified to do business.

         6.       Allocations.

                  (a)      (i)      "Net Income" and "Net Loss" respectively,
         for any period, means the income or losses of the Tax Partnership as determined in accordance with the method of accounting followed by the Tax Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Tax Partnership described in Code Section 705(a)(2)(B); provided, however,
         (i) that any item allocated under Paragraphs 6(b)(iii) or 6(c) shall be excluded from the computation of Net Income and Net Loss and (ii) that if, as a result of the contribution of an asset whose fair market value differs from its adjusted basis for Federal income tax purposes or as a result of the revaluation of the Tax Partnership's assets, the book value of any Tax Partnership asset differs from its adjusted basis for Federal income tax purposes, gain, loss, depreciation and amortization with respect to such asset shall be computed using the asset's book value consistently with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                  (ii) "Period" shall mean the calendar month; provided that as to the month in which the Effective Date occurs, Period shall mean the period commencing on the Effective Date and ending on the last day of that calendar month, and as to the month in which the Tax Partnership terminates, Period shall mean the period beginning on the first day of such month and ending on the date of the Tax Partnership's termination.

                  (b) The Tax Partners agree that the Tax Partnership's Net Income and Net Loss and each item of income, gain, loss, or deduction entering into the computation thereof for any Fiscal Year shall be allocated by first allocating the Tax Partnership's Net Income and Net Loss (and each item of income, gain, loss, or deduction entering into the computation thereof) for each Period within such Fiscal Year (as if such Period were a complete fiscal year) and then aggregating the allocations for each Period within the Fiscal Year. In the case of the transfer of any interest in the Tax Partnership, the items of Net Income and Net Loss allocated for any Period with respect to the transferred interest shall be allocated to the holder of that interest on the first business day of the month following the end of such Period (or in the case of the Period in which the Tax Partnership terminates, the last day of such Period). If the Tax Matters Partner determines that this method of allocation of items of Net Income and Net Loss is not consistent with the requirements of the Code and applicable Treasury Regulations, it may revise such method of allocation to conform with such requirements. The Tax Partnership's Net Income and Net Loss for each Period within a Fiscal Year shall be allocated as follows in the following order:

                           (i)      Net Income for such Period shall be
                  allocated as follows:

                                   ANNEX A - 3

                                    (A)      (I)      An amount of Net Income
                           equal to the excess of (x) the sum for such Period and each preceding Period beginning on or after the Effective Date, of (1) the product of the Class A Pass-Through Rate and (2) the Class A Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A Certificateholders pursuant to this Paragraph 6(b)(i)(A)(I) shall be allocated 100% to the Class A Certificateholders, in proportion to their holdings of Class A Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

                                             (II)     An amount of Net Income
                           equal to the excess of (x) the sum for such Period and each preceding Period beginning on or after the Effective Date, of that portion of any excess of the principal amount of the Class A Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Class A Certificateholders pursuant to this Paragraph 6(b)(i)(A)(II) shall be allocated 100% to the Class A Certificateholders, in proportion to their holdings of Class A Certificates.

                                    (B)      (I)      An amount of Net Income
                           equal to the excess of (x) the sum for such Period and each preceding Period beginning on or after the Effective Date, of (1) the product of the Class B Pass-Through Rate and (2) the Class B Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class B Certificateholders pursuant to this Paragraph 6(b)(i)(B)(I) shall be allocated 100% to the Class B Certificateholders, in proportion to their holdings of Class B Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

                                             (II)     An amount of Net Income
                           equal to the excess of (x) the sum for such Period and each preceding Period beginning on or after the Effective Date, of that portion of any excess of the principal amount of the Class B Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class B Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Class B Certificateholders pursuant to this Paragraph 6(b)(i)(B)(II) shall be

                                   ANNEX A - 4
                           allocated 100% to the Class B Certificateholders, in proportion to their holdings of Class B Certificates.

                                    (C)      Any remaining Net Income shall be
                           allocated 100% to the Class IC Certificateholder.

                           (ii) Net Losses for such Periods shall be allocated as follows:

                                    (A)      100% to the Class IC
                           Certificateholder until the Adjusted Capital Account (as hereinafter defined) balance of the Class IC Certificateholders equals zero.

                                    (B)      100% pro rata according to their
                           Adjusted Capital Account Balances to the Class A Certificateholders and Class B Certificateholders, in proportion to their holdings of Class A Certificates and Class B Certificates, until the Adjusted Capital Account balances of the Class A Certificateholders equal zero.

                                    (C)      Any remaining Net Losses shall be
                           allocated 100% to the Class IC Certificateholder.

                           (iii) Any provision of this Agreement to the contrary notwithstanding, any payment of amounts due and owing the Insurer from time to time or in connection with an optional purchase of all Receivables pursuant to Section 16.02 of the Agreement shall be treated as a loss of the Tax Partnership and shall be allocated in the same manner as the Net Loss would be allocated under paragraph 6(b)(ii).

                  (c)      (i)      Any deductions attributable to (w) the
         amortization of premium on the Receivables, (x) payments to the Trustee and (y) payments to the Servicer shall be specially allocated to the Class IC Certificateholder.

                           (ii) If there is a net decrease in "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-2(d)) for a Fiscal Year, then there shall be allocated to each Tax Partner items of income and gain for that year equal to that Tax Partner's share of the net decrease in partnership minimum gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Treasury Regulation Sections 1.704-2(f)(2),
         (3) and (5), provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner may request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Section 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation. If during a Fiscal Year there

                                   ANNEX A - 5
         is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Tax Partner with a share of that partner's nonrecourse debt minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Treasury Regulation Section 1.704-2(i)(4), including exceptions analogous to those provided pursuant to Treasury Regulation Sections 1.704-2(f)(2),
         (3) and (5) (provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5) as made applicable by Treasury Regulation Section 1.704-2(i)(4), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership) be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Tax Partner's share of the net decrease in the partner nonrecourse minimum gain. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner may request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(f)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulation
         Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

                           (iii) If during any Fiscal Year of the Tax Partnership a Tax Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Tax Partner's Adjusted Capital Account (as defined below), there shall be allocated to the Tax Partner items of income and gain (consisting of a pro rata portion of each item of Tax Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a" qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with the Treasury Regulation. A Tax Partner's "Adjusted Capital Account", at any time, shall equal the Tax Partner's Capital Account at such time (x) increased by the sum of (A) the amount of the Tax Partner's share of partnership minimum gain (as defined in Treasury Regulation Section 1.704-2(g)(1) and (3)), (B) the amount of the Tax Partner's share of partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(5)), and (C) any amount of the deficit balance in its Capital Account and Tax Partner is obligated to restore on liquidation of the Tax Partnership and (y) decreased by reasonably expected adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                           (iv) Notwithstanding anything to the contrary in this Paragraph 6, Tax Partnership losses, deductions, or Code Section 705(a)(2)(B) expenditures that are attributable to a particular partner nonrecourse liability shall be allocated to the Tax Partner that bears the economic risk of loss for the liability in accordance with the rules of Treasury Regulation Section 1.704-2(i).

                                   ANNEX A - 6

                           (v) Notwithstanding any provision of Paragraphs 6(b) and 6(c)(i), no allocation of items of loss or deduction shall be made to a Tax Partner if it would cause the Tax Partner to have a negative balance in its Adjusted Capital Account. Allocations of items of loss or deduction that would be made to a Tax Partner but for this Paragraph 6(c)(v) shall instead be made first to the Class IC Certificateholder to the extent not inconsistent with this Paragraph 6(c)(v), and second, to the Class A Certificateholders in proportion to the amounts distributable for the related Period pursuant to Sections 9.04(a)(iii) of the Agreement. To the extent allocations of items of loss or deduction cannot be made to any Tax Partner because of this Paragraph 6(c)(v), such allocations shall be made to the Tax Partners in accordance with Paragraphs 6(b) and 6(c)(i) notwithstanding this Paragraph 6(c)(v).

                           (vi) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs 6(c)(iii) and (v) and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Paragraphs 6(b) and 6(c)(i), subsequent allocations under Paragraph 6(b) and 6(c)(i) shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs 6(c)(ii), (iii),
         (iv) and (v) which negate as rapidly as possible the effect of all such inconsistent allocations. Further to the foregoing, allocations of income made pursuant to this Paragraph 6(c) shall be treated as made pursuant to clauses (A)(I), (A)(II), (B)(I) or (B)(II) of Paragraph 6(b)(i) to the extent necessary or appropriate for the allocation rules of Paragraph 6(b)(i) to properly reflect the respective economic interests of the Tax Partners in the income of the Tax Partnership.

                           (vii) Any allocations made pursuant to this Paragraph 6(c) shall be made in the following order:

                                    (A)      Paragraph 6(c)(ii)

                                    (B)      Paragraph 6(c)(iii)

                                    (C)      Paragraph 6(c)(iv)

                                    (D)      Paragraph 6(c)(vi), and

                                    (E)      Paragraph 6(c)(i).

These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year. These allocations shall be made consistently with the requirements of Treasury Regulation Section 1.704-2(j).

                  (d) The income, gains, losses, deductions and credits of the Tax Partnership for Federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Paragraphs 6(b) and (c) provided that solely for Federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly carried on the Tax Partnership's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code

                                   ANNEX A - 7

         Section 704(c) and such Treasury Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder as incorporated among the requirements of the relevant provisions of the Treasury Regulations under Code
         Section 704(b).

                  (e) The Tax Partnership shall comply with all withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Tax Partnership is required to withhold and pay over any amounts with respect to distributions or allocations to any Tax Partner, the amount withheld shall be treated as a distribution to that Tax Partner. In the event of any claimed over withholding, Tax Partners shall have no claim for recovery against the Tax Partnership or other Tax Partners. If the amount withheld was not withheld from actual distributions, the Tax Partnership, may at its option, (i) require the Tax Partner to reimburse the Tax Partnership for such withholding (and each Tax Partner agrees to reimburse the Tax Partnership promptly following such request) or (ii) reduce any subsequent distributions by the amount of such withholding. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Tax Partner), the Tax Partnership may in its sole discretion withhold such amounts in accordance with this Paragraph 6(e). Each Tax Partner agrees to furnish the Tax Partnership with any representations and forms as shall reasonably be requested by the Tax Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. If a Tax Partner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Tax Partner in making such claim as long as the Tax Partner agrees to reimburse the Tax Partnership for any out-of-pocket expenses incurred.

         7. Sale of Interests. The Tax Partners agree that any sale by a Tax Partner of any ownership interest in a Certificate shall be deemed to be a sale of all or a portion of such Tax Partner's interest in the Tax Partnership.

         8. Distributions upon Technical Termination. If it is necessary to determine the tax consequences of a termination of the Tax Partnership pursuant to the Code Section 708 (other than a termination caused by final payments to all Class A Certificateholders and all Class B Certificatesholders), then the following shall apply:

                  (a)      The Tax Partners' Capital Accounts shall be adjusted
         by:

                           (i) assuming the sale of all remaining assets at their fair market values as of the date of termination of the Agreement; and

                           (ii) debiting or crediting each Tax Partner's Capital Account with the Tax Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such Tax Partner's Capital Account would be debited or credited under Paragraph 6 above for gains or losses on actual sales of such properties.

                                   ANNEX A - 8

                  (b) All Tax Partnership assets shall be deemed distributed to the Tax Partners in accordance with their respective Capital Account balances as so adjusted.

This Paragraph 8 shall not affect in any way payments or distributions to which Tax Partners are entitled under the terms of the Agreement (determined without regard to this Annex) or their certificates.

         9. Interpretation. This Annex A is intended to allocate income and losses in a manner consistent with the economic interests of the Tax Partners as described in the Agreement and shall be interpreted in a manner consistent with that intention.

                                   ANNEX A - 9